UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a-12
PROGRESS SOFTWARE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

2022 Notice of Annual Meeting & Proxy Statement

Progress Software Corporation
14 Oak Park Drive
Bedford, MA 01730
U.S.A.

LETTER FROM OUR CHAIRMAN

April 13, 2022

To Our Stockholders:

We invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Progress Software Corporation (“Progress,” the “Company,” “we,” “us” or “our”), which will be held on May 12, 2022, at 10:00 a.m. Eastern time.

The Annual Meeting will again be conducted via live webcast to facilitate stockholder attendance and participation from any location around the world. Stockholders will be able to submit questions before and during the meeting using online tools, providing our stockholders with the opportunity for meaningful engagement with the Company. For instructions on attending the Annual Meeting virtually and voting your shares, please see “About the Meeting and Voting” in the accompanying proxy statement.

The following Notice of Annual Meeting of Stockholders and accompanying Proxy Statement contain details regarding admission to the virtual meeting and the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting online, you can vote online even if you have previously submitted your proxy.

For those who can’t attend the virtual meeting live, we will provide an audio webcast of the Annual Meeting accessible on our Investor Relations website at http://investors.progress.com/. We hope this will allow those who cannot attend the meeting to hear Progress management discuss 2021’s results and our goals for 2022 at their convenience. In addition, you can find a variety of pertinent information about Progress on our Investor Relations website.

On behalf of the Board of Directors, thank you for your continued support. We look forward to seeing many of you at the virtual Annual Meeting.

John R. Egan
Chairman of the Board

PROGRESS SOFTWARE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: THURSDAY, MAY 12, 2022 Time: 10:00 AM ET	Progress Software Corporation Virtual Meeting www.virtualshareholdermeeting.com/PRGS2022
Proposal	Board Recommendation
1. Elect nine directors to serve until the 2023 Annual Meeting	FOR
2. Advisory vote to approve the fiscal 2021 compensation of our named executive officers (say-on-pay vote)	FOR
3. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year	FOR
Other matters properly brought before the meeting may also be considered.
Stockholders as of the close of business on March 16, 2022 are entitled to vote.
Please vote your shares before the meeting, even if you plan to attend the meeting online. Further information about how to attend the Annual Meeting online, vote your shares online during the meeting and submit questions online during the meeting is included in the accompanying proxy statement.
Your broker will not be able to vote your shares on the election of directors or the say-on-pay vote unless you give your broker specific instructions to do so. A complete list of registered stockholders will be available for examination during the Annual Meeting at www.virtualshareholdermeeting.com/PRGS2022.
By Order of the Board of Directors,

Stephen H. Faberman
Secretary Bedford, Massachusetts April 13, 2022
YOUR VOTE IS IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING ONLINE. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE AND SUBMIT YOUR PROXY VIA THE INTERNET, BY PHONE OR BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

2022 Proxy Statement 1

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. For more complete information about these topics, please review our Annual Report on Form 10-K for the fiscal year ended November 30, 2021 (the “Annual Report”) and the entire Proxy Statement.
This proxy statement and the accompanying proxy card, including an Internet link to our previously filed Annual Report, were first made available to stockholders on or about April 13, 2022.
2022 Annual Meeting of Stockholders
Date and Time Thursday, May 12, 2022 10:00 A.M. ET Place Progress Software Corporation Virtual Meeting www.virtualshareholdermeeting.com/PRGS2022 Record Date March 16, 2022
Attendance

You are entitled to attend the Annual Meeting online only if you are a stockholder as of the close of business on March 16, 2022, the record date, or hold a valid proxy for the meeting. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to be able to enter the Annual Meeting online.

2 PROGRESS SOFTWARE CORPORATION

Voting Roadmap
Proposal	Board Recommends	Reasons for Recommendation	See Page
1. Election of nine directors	FOR	The Board of Directors and Nominating and Corporate Governance Committee believe the nine Board nominees possess the skills, experience and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	25
2. Advisory vote to approve fiscal 2021 executive compensation of our named executive officers (say- on-pay vote)	FOR	Our executive compensation programs demonstrate our pay-for-performance philosophy, which creates alignment with our stockholders and drives the creation of sustainable long-term stockholder value.	41
3. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year	FOR	Based on the Audit Committee’s assessment of Deloitte & Touche's qualifications and performance, it believes their retention for fiscal year 2022 is in the best interests of the Company.	42
2022 Proxy Statement 3

Director Nominees
In Proposal One, we are asking you to vote “FOR” each of the director nominees listed below.
Nominee	Age	Director Since	Independent	Other Public Boards	Committee Membership
					AC	CC	NC	M&A
John R. Egan, Chairman of the Board Managing Partner, Carruth Management, LLC	64	2011	Yes	3
Paul T. Dacier General Counsel, Indigo Agriculture, Inc.	64	2017	Yes	1
Rainer Gawlick Advisor, think-cell	54	2017	Yes	1
Yogesh Gupta President and CEO, Progress Software Corporation	61	2016	No	—
Charles F. Kane Adjunct Professor of International Finance, MIT Sloan Graduate Business School of Management	64	2006	Yes	1
Samskriti Y. King CEO, Veracode, Inc.	48	2018	Yes	—
David A. Krall Strategic Advisor, Roku, Inc.	61	2008	Yes	2
Angela T. Tucci Chief Operating Officer, Uptight, Inc.	55	2018	Yes	—
Vivian Vitale Principal, Vivian Vitale Consulting, LLC	68	2019	Yes	1
AC: Audit Committee
CC: Compensation Committee
NC: Nominating and Corporate Governance Committee
M&A: Mergers and Acquisitions/Strategy Committee	Chair	Financial Expert	Member
4 PROGRESS SOFTWARE CORPORATION

Corporate Governance Highlights
See the section of this proxy statement entitled “Corporate Governance” for more information.
Director Nominees – The table and graphs below summarize the director nominees’ experience and the qualifications, skills and attributes most relevant to nominate candidates to serve on the Board. The section of the proxy statement entitled “Nominees for Directors” describes our nominees’ experience and backgrounds in more detail.
Number of nominees with relevant experience

Leadership
Our business is complex and ever-evolving. CEOs and individuals with experience leading large business units have proven track records in developing and executing a vision and making executive-level decisions.
9 of 9
Finance and Accounting Individuals with financial expertise are able to identify and understand the relevant financial considerations applicable to us as a global public company.	6 of 9

Technology/Software Industry
Progress offers the leading platform for developing and deploying mission-critical business applications. Those with relevant technology/software experience are better able to understand the opportunities and challenges facing our business.
9 of 9
Go-to-Market/Sales Our business depends on successfully creating awareness of our products and entering new markets as well as executing our sales strategy.	5 of 9
Strategy Development and execution of a strong corporate strategy is critical to sustaining and growing our business.	9 of 9

Product Development
Our business depends on our ability to successfully develop our products and expand our offerings. Experience in product development enhances understanding of the challenges we face and facilitates strategic planning in this area.
3 of 9

Public Company Board Service and Governance
Individuals having experience serving on public company boards better understand the roles and responsibilities of directors and corporate governance best practices.
6 of 9

M&A
A key element of our corporate strategy includes the acquisition of businesses that offer complementary products, services and technologies, augment our revenues and cash flows, and meet our strict financial criteria. M&A experience enhances understanding of the complexities, issues and risks involved with any such acquisitions and their integration.
7 of 9
2022 Proxy Statement 5

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Independent and Diverse Board and Committees
Independent Chairman of the Board: Chairman and CEO positions separate since 2012
8 of 9 director nominees are independent

5 of 8 independent director nominees
have a tenure of less than five years;
current Board composition strikes an
appropriate balance between directors
with deep knowledge of the Company
and those with a fresh perspective

Independent directors meet in executive session without the Chief Executive Officer at every regularly scheduled Board Meeting
All committee members are independent
All Audit Committee members are financially literate and our Audit Committee chair is a financial expert
Our Compensation Committee uses an independent compensation consultant

Stock Governance
Robust stock ownership requirements for directors and officers
No hedging or pledging of stock by directors or officers
Strong Stockholder Support on Say-on-Pay
96% say-on-pay support at our 2021 Annual Meeting. We believe the vote indicates strong support for our executive compensation program, including enhancements made over prior years.
Stockholder Rights
All directors are elected annually
We have adopted a majority voting policy for directors
Stockholders have the right to call a special meeting
We have no stockholders rights plan (“poison pill”) in place
Annual say-on-pay vote
2022 Proxy Statement 7

Executive Compensation Philosophy
The Compensation Committee's philosophy is to tie executive pay to performance to incent the achievement of outstanding returns to our stockholders and to drive the creation of sustainable long-term stockholder value. Consistent with its pay-for-performance philosophy, the Compensation Committee, in designing our executive compensation programs for 2021, emphasized alignment with our long-term business goals.

8 PROGRESS SOFTWARE CORPORATION

Corporate Social Responsibility
Hired our first Chief Inclusion and Diversity Officer, Dr. Shirley Knowles, reiterating our commitment to building and fortifying an inclusive and diverse culture.
In 2021, Progress donated $400,000 to 74 charitable organizations worldwide.
Invested in certified sustainable and healthy office spaces in, Hyderabad, India, Rotterdam, The Netherlands and Burlington, MA while retaining ENERGY STAR® certification of our global headquarters
Strong support of our employees’ engagement through paid volunteer time and team volunteer events
Inclusion and diversity key to our success
Strong commitment to employees’ growth and development and ongoing support of health and wellness initiatives
Expanded the Progress Women in STEM scholarship series, beyond the U.S. and Bulgaria with the addition of the Progress Software Akanksha Scholarship for Women in STEM in India.
Welcomed two new Employee Resource Groups (ERGs):
ASPIRE - connecting Asian-Pacific Islanders to learn, grow and make a difference
Unidos en Progress - celebrating Hispanics and Latinx employees and the various cultures they represent.
Fiscal 2021 Financial Highlights
NON-GAAP REVENUE	NON-GAAP DILUTED EPS*
$557M	$3.87
↑ 22% from FY2020	↑ 25% from FY2020
ADJUSTED FREE CASH FLOW	NON-GAAP OPERATING INCOME*
$179M	↑25%
during FY2021	from FY2020
NON-GAAP OPERATING MARGIN	Annualized Recurring Revenue
41%	$486M
↑ 100 bps from FY2020	↑ 12% from FY2020
* Please refer to Appendix A for reconciliations of GAAP to Non-GAAP selected financial measures
2022 Proxy Statement 9

Auditors
Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2021 and November 30, 2020 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:
	2021 ($)	2020 ($)
Audit Fees(1)	2,384,021	2,414,266
Audit-Related Fees(2)	225,000	270,000
Tax Fees(3)	5,932	2,615
All Other Fees	—	—
Total Fees	2,614,953	2,686,881
(1)
Represents fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in Form 10-K and reviews of financial statements included in our interim filings on Form 10-Q, as well as statutory audit fees related to our wholly-owned foreign subsidiaries. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.

(2)
Represents, for 2021, fees billed for audit services in connection with the acquisition of Kemp, and for 2020, fees billed for audit services in connection with the acquisition of Chef Software Inc. (“Chef”) and fees billed for audit services in connection with the implementation of Accounting Standards Update No. 2016-02, Leases (Topic 842)(“ASC 842”).

(3)
Includes fees primarily for tax services. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

10 PROGRESS SOFTWARE CORPORATION

PROGRESS SOFTWARE CORPORATION

14 Oak Park Drive

Bedford, Massachusetts 01730
PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Progress Software Corporation ("Progress," the “Company,” "we," "us" or "our") of proxies for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held exclusively online via the Internet as a webcast at www.virtualshareholdermeeting.com/PRGS2022 on Thursday, May 12, 2022, at 10:00 a.m., Eastern Time. We anticipate that this proxy statement and the accompanying proxy will first be mailed to stockholders on or about April 13, 2022.
Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to Be Held on May 12, 2022:
This proxy statement and our 2021 Annual Report on Form 10-K are available at:
www.proxyvote.com
At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:
1.	To elect nine directors nominated by our Board of Directors;
2.	To hold an advisory vote on the fiscal 2021 compensation of our named executive officers;
3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year; and
4.	To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement of the meeting.
2022 Proxy Statement 11

ABOUT THE MEETING AND VOTING

Q: Who is soliciting my vote?
A:	The Board of Directors of Progress is soliciting your vote at the 2022 Annual Meeting of Stockholders.
Q: What is the purpose of the Annual Meeting?
A:	You will be voting on the following items of business:
•	To elect nine directors to serve until the Annual Meeting of Stockholders to be held in 2023;
•	To hold an advisory vote on the fiscal 2021 compensation of our named executive officers (say-on-pay vote);
•	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year; and
•	To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement of that meeting.
Q: How do I attend the meeting?
A:
Due to the continued public health concerns about in-person gatherings related to the COVID-19 pandemic, this year’s Annual Meeting will be conducted as a virtual meeting of stockholders. We will host the Annual Meeting live online via webcast. All stockholders as of the close of business on March 16, 2022, the record date, or their duly appointed proxies, may attend the meeting.

You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRGS2022. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person. The webcast will start at 10:00 a.m. Eastern Time, on May 12, 2022. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form in order to be able to enter the Annual Meeting online. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the Securities and Exchange Commission (the “SEC”).
Online access to the audio webcast will open at 9:45 a.m. Eastern Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting website. We will have technicians available to assist you.
Q: Why is the Annual Meeting a virtual, online meeting?
A:
Due to the continued public health concerns about in-person gatherings related to the COVID-19 pandemic, the Board of Directors has determined that this year we will hold a virtual Annual Meeting conducted via live webcast in order to

12 PROGRESS SOFTWARE CORPORATION

support the health and well-being of our stockholders, employees and directors. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. There will not be a physical meeting location.
Our virtual Annual Meeting will be governed by our rules of conduct and procedures, which will be posted at www.virtualshareholdermeeting.com/PRGS2022 on the date of the Annual Meeting. We have designed the format of the virtual Annual Meeting so that stockholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. Stockholders will be able to submit questions online before and during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.
Q: Who is entitled to vote during the meeting?
A:
Only stockholders of record at the close of business on March 16, 2022, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all shares that you held on that date during the meeting, or any postponements or adjournments of the meeting. There were 43,766,260 shares of our common stock outstanding on the record date.

If you hold your shares through a broker, bank or other nominee rather than directly in your own name, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote these shares online at the Annual Meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.
Q: What are the voting rights of the holders of our common stock?
A:	Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered during the meeting.
Q: What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?
A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us by completing, signing, dating and returning a proxy card, or to vote online at the Annual Meeting.

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares. We have sent these proxy materials to your broker or bank. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and you are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote these shares online at the Annual Meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.
2022 Proxy Statement 13

Q: May I see a list of stockholders entitled to notice of the Annual Meeting?
A.	A list of our stockholders who are entitled to notice of the Annual Meeting will be available to stockholders during the meeting at www.virtualshareholdermeeting.com/PRGS2022.
Q: How do I submit a question at the virtual Annual Meeting?
A:
Before the Annual Meeting, you can submit questions at www.virtualshareholdermeeting.com/PRGS2022. During the Annual Meeting, you can view our agenda and rules of conduct and procedures and submit questions at www.virtualshareholdermeeting.com/PRGS2022. Stockholders must have their 16-digit control number to submit questions.

We intend to answer all questions submitted during the Annual Meeting that are pertinent to the Company and the items being voted on by stockholders, as time permits and in accordance with our rules of conduct and procedures. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will either post the response on the investor relations section of our website following the Annual Meeting, or respond directly to that stockholder using the contact information provided. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources, and address all stockholder questions, we will respond to no more than two questions from any single stockholder. All questions received from stockholders during the virtual Annual Meeting will be posted on the Company’s investor relations website at http://investors.progress.com/ as soon as practicable following the Annual Meeting.
Q: What is a quorum?
A:
A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy to legally conduct business during the meeting. For the Annual Meeting, the presence, online or by proxy, of the holders of at least 21,883,131 shares, which is a simple majority of the 43,766,260 shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

If you are a stockholder of record, you must deliver your vote by internet, phone or mail or attend the Annual Meeting online and vote to be counted in the determination of a quorum.
Abstentions and "broker non-votes” will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum. A "broker non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal because it has not received voting instructions from the beneficial owner and does not have the authority to vote on that matter without instructions. Brokers and other nominees have the discretion to vote on specified routine, or “discretionary” matters, but not on non-routine, or “non-discretionary” matters.
Q: What is the difference between a routine matter and a non-routine matter?
A:
Brokers cannot vote on their customers’ behalf on non-routine, or “non-discretionary” proposals such as Proposal One, the election of directors, and, Proposal Two, the advisory vote on the fiscal 2021 compensation of our named executive officers (say-on-pay vote). Proposal Three, the ratification of the appointment of our independent registered public accounting firm, is a routine or “discretionary” matter for which your broker does not need your voting instruction to vote your shares.

14 PROGRESS SOFTWARE CORPORATION

Q: How do I vote?
A:	If you are a stockholder of record, you have the option of submitting your proxy card by internet, phone, mail or attending the meeting online.
1. Internet: You may vote your shares from any location in the world by going to www.proxyvote.com and following the Internet voting instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on May 11, 2022.
2. Telephone: You may vote your shares by calling 1-800-690-6903 - free within the United States, U.S. territories and Canada and following the instructions provided by the recorded message. Proxies submitted via telephone must be received by 11:59 p.m. Eastern Time, on May 11, 2022.
3. Mail: You may vote by completing and signing the proxy card and promptly mailing it in the enclosed postage-prepaid envelope provided for that purpose. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to your instructions on the proxy card. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR each director nominee and FOR Proposals 2 and 3.
4. During the Meeting: You may vote online during the virtual Annual Meeting at www.virtualshareholdermeeting.com/PRGS2022. You will need your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to be able to vote during the virtual Annual Meeting.
If you are a beneficial owner of shares, you may direct your broker, bank or nominee as to how to vote your shares using the voting instruction card provided by such broker, bank or nominee.
When you vote, you are giving your “proxy” to the individuals we have designated to vote your shares during the meeting as you direct. If you do not make specific choices, they will vote your shares to:
•	elect the nine individuals nominated by our Board of Directors;
•	approve the advisory vote on the fiscal 2021 compensation of our named executive officers (say-on-pay vote); and
•	approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year.
If any matter not listed in the Notice of Meeting is properly presented during the meeting, the proxies will vote your shares in accordance with their best judgment. As of the date of this proxy statement, we know of no matters that need to be acted on during the meeting other than as discussed in this proxy statement.
Q: How does the Board of Directors recommend that I vote?
A:	The Board recommends that you vote your shares as follows:
•	FOR Proposal One — elect the nine nominees to the Board of Directors.
•	FOR Proposal Two — approve the advisory vote on the fiscal 2021 compensation of our named executive officers (say-on-pay vote).
•	FOR Proposal Three— approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year.
2022 Proxy Statement 15

Q: Can I change or revoke my vote?
A:
You may revoke your vote at any time before the proxy is exercised by filing with our Secretary a written notice of revocation or by signing and duly delivering a proxy bearing a later date. You may also revoke or change your vote by attending the Annual Meeting online and voting electronically during the Annual Meeting as instructed above. Your attendance during the meeting will not by itself revoke your vote.

Q: How many votes are required to elect directors (Proposal One)?
A:
The nine nominees receiving the highest number of affirmative votes will be elected (also known as a “plurality” of the votes cast). You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote shares held by the firms in street name for the election of directors absent instructions from beneficial owners. As a result, any uninstructed shares will be treated as broker-non votes. Broker non-votes will have no effect on the results of this vote.

In an uncontested election, if a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, that nominee is required to submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our majority voting policy discussed in more detail on page 38 of this proxy statement.
Q: How many votes are required to adopt the other proposals (Proposals Two and Three)?
A:
The other proposals will be approved if these proposals receive the affirmative vote of a majority of the shares present or represented and entitled to vote on these proposals. Abstentions will have the same effect as a vote "against" each of Proposals Two and Three. Absent instructions from beneficial owners, brokerage firms do not have authority to vote shares held by the firms in street name on Proposal Two (Advisory Vote on Fiscal 2021 Compensation of our Named Executive Officers). As a result, any uninstructed shares on these Proposals will be treated as a broker non-vote. Those broker non-votes will have no effect on the results of the vote with respect to these Proposals.

Brokerage firms do have authority to vote customers’ uninstructed shares held by the firms in street name on Proposal Three (Ratification of the Selection of Independent Registered Public Accounting Firm). We are not required to obtain the approval of our stockholders to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year, the Audit Committee of our Board will consider the results of this vote when selecting auditors in the future.
Q: Who will pay for the cost of this proxy solicitation?
A:
We will pay the cost of preparing, mailing and soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement and any additional information furnished to stockholders. We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners.

16 PROGRESS SOFTWARE CORPORATION

Q: What is “householding” of proxy materials?
A:
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the proxy materials. This practice is designed to reduce duplicate mailings and save printing and postage costs. If you would like to have a separate copy of our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by phone at (866) 540-7095. Such additional copies will be delivered promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you now receive more than one copy, and would like to receive only one copy, please submit your request to Broadridge Financial Solutions, Inc. at the address or phone number listed above.
Q: Who will count the votes and where can I find the voting results?
A:
Broadridge Financial Solutions, Inc. will tabulate the voting results. We will announce the voting results at the Annual Meeting, and we will publish the results by filing a Current Report on Form 8-K with the SEC within four business days of the Annual Meeting.

2022 Proxy Statement 17

CORPORATE GOVERNANCE

Our Corporate Governance Framework
We believe we have in place corporate governance processes and practices that are designed to promote and enhance the long-term interests of our stockholders, solidify board oversight, strengthen management accountability, and foster responsible decision-making. We regularly monitor developments in corporate governance and review our processes and practices in light of such developments.
Our Board of Directors has adopted Corporate Governance Guidelines and other corporate governance documents and policies that address the following matters:
•	director qualifications;
•	director voting policy;
•	executive sessions and leadership roles;
•	conflicts of interest;
•	Board committees;
•	director access to officers and employees;
•	director onboarding and continuing education;
•	director and executive officer stock ownership;
•	stockholder communications with the Board; and
•	performance evaluation of the Board and its committees.
Our Corporate Governance Documents
•	Certificate of Incorporation
•	Amended and Restated Bylaws
•	Audit Committee Charter
•	Nominating and Corporate Governance Committee Charter
•	Compensation Committee Charter
•	Code of Conduct and Business Ethics
•	Finance Code of Ethics
•	Corporate Governance Guidelines
•	Stock Option Grant Policy
Our certificate of incorporation and our bylaws are filed with the SEC and are available electronically at www.sec.gov. The other documents listed above can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.
18 PROGRESS SOFTWARE CORPORATION

Our Corporate Governance Practices
Our Board is Independent
•
8 of 9 nominees are independent – If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of one employee director (Mr. Gupta, our CEO) and eight independent, non-employee directors (Messrs. Egan, Dacier, Kane and Krall, Dr. Gawlick and Mses. King, Tucci and Vitale).

•
Regular executive sessions of independent directors – Our independent directors meet in executive session without the Chief Executive Officer at every regularly scheduled Board meeting to discuss, among other matters, the performance of the Chief Executive Officer.

•	Committees are independent – Each of the Board’s committees is strictly comprised of independent directors.
•
Independent compensation consultant – The compensation consultant retained by and reports directly to the Compensation Committee. The compensation consultant is independent of the Company and management.

We Have Strong Board Refreshment
We believe it is important to maintain a mix of longer-tenured, experienced directors, who can help to preserve continuity and institutional knowledge, and new directors, who can provide fresh perspectives. In furtherance of this objective, the Board elected Mr. Dacier and Dr. Gawlick in June 2017, Mses. King and Tucci in February 2018 and Ms. Vitale in October 2019. We do not impose director tenure limits, although our Corporate Governance Guidelines do impose a mandatory retirement age of eighty-five. We believe our current Board composition strikes an appropriate balance between directors with deep historical knowledge of the Company and those with a fresh viewpoint.
We Have an Independent Chairman of the Board
We currently have an independent Chairman of the Board (Mr. Egan). We believe the current Board leadership structure serves us and our stockholders well by having a strong independent Chairman of the Board to provide independent leadership of the Board and because it allows our CEO to focus primarily on the Company’s business strategy, operations and corporate vision. This leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management. Board members have complete access to and are encouraged to utilize members of our senior management regularly, and they have the authority to retain independent advisors as they deem necessary. The Board believes this leadership structure affords our company an effective combination of internal and external experience, continuity, and independence.
Key responsibilities of the independent Chairman of the Board include:
•	calling meetings of the Board and independent directors;
•	setting the agenda for Board meetings in consultation with the CEO and our Secretary;
•	chairing executive sessions of the independent directors;
•	engaging with stockholders;
•	acting as an advisor to Mr. Gupta on strategic aspects of the CEO role with regular consultations on major developments and decisions likely to interest the Board; and
•	performing other duties specified in the Corporate Governance Guidelines or assigned by the Board.
2022 Proxy Statement 19

Our Corporate Governance Guidelines do not require the separation of the roles of Chairman of the Board and Chief Executive Officer, as our Board believes that it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the Company’s needs and Progress’s leadership at a given point in time. We believe that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between those in leadership roles. Our policy is to have a Lead Independent Director if the Chairman of the Board is not independent.
We Value Diversity
The Board and the Nominating and Corporate Governance Committee value diversity of backgrounds, experience, perspectives and leadership in different fields when identifying nominees. We believe that we have assembled a diverse set of directors with the varied backgrounds, experiences and perspectives critical to our long-term success. Presently, more than half of our Board members are diverse in gender, ethnicity or nationality. To help us maintain broad diversity and to continually assess the effectiveness of this diversity policy, our Board of Directors conducts regular self-evaluations. The survey questions include an assessment of whether the composition of the Board is appropriately diverse and possesses the skills and experience consistent with achieving our short and long-term corporate goals.
Stockholder Rights
•	Each of our directors stands for election every year. We do not have a classified or staggered board.
•	We have adopted a majority voting policy for directors, as described below under “Our Majority Voting Policy.”
•	Holders of 40% of outstanding shares can call a special meeting (lowered from 80% in March 2019).
•	We have no stockholders rights plan (sometimes referred to as a “poison pill”) in place.
•	We hold say-on-pay votes annually.
Stock Governance
•	We have robust stock ownership requirements for our directors and officers.
•	Hedging and pledging of stock by our directors and officers is prohibited.
Strong Stockholder Support on Say-On-Pay
We received approximately 96% say-on-pay support at our 2021 Annual Meeting. We believe the vote indicates strong support for our overall executive compensation program, including enhancements made in recent years.
We Proactively Engage with our Stockholders
We actively seek to engage with our stockholders as part of our corporate governance cycle. During the past year, members of senior management spoke to, or sought to engage with, a large cross-section of our stockholders.
Our Majority Voting Policy
Our Corporate Governance Guidelines set forth our majority voting policy for directors, which provides that any nominee for election to the Board in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is to consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to that offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, the Company will disclose that decision and an explanation of such decision in a filing with the SEC or a press release.
20 PROGRESS SOFTWARE CORPORATION

If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our bylaws. If a director’s resignation is not accepted by the Board, such director will continue to serve until the next Annual Meeting of Stockholders or special meeting in lieu of such Annual Meeting or until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.
Through this policy, the Board seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors. At the same time, the policy allows the Board sufficient flexibility to make sound evaluations based on the relevant circumstances and to act in the best interest of the Company and its stockholders in the event of a greater than 50% “withhold” vote against a specific director.
Our Board Evaluates Its Effectiveness
The Board conducts an annual or periodic self-evaluation to determine whether the Board and its committees are functioning properly. The Nominating and Governance Committee leads the evaluations and is responsible for reporting the results to the Board and management executives. Directors may be required to submit responses through a survey or other means and assess the effectiveness of the Board. The Nominating and Governance Committee also evaluates and reports to the Board on the performance of individual directors, whose performance is reviewed annually in connection with standing for reelection.
In addition, each committee conducts a self-assessment of its performance and its members’ effectiveness through evaluations on a periodic basis, which are reported to the Nominating and Governance Committee. The evaluation assesses the committee’s performance relative to what is set forth in the committee’s charter.
Our Board of Directors Has a Significant Role in Risk Oversight
Our Board of Directors believes that its oversight responsibility with respect to the various risks confronting our company is one of its most important areas of responsibility and provides further checks and balances on our leadership structure. Our Board of Directors views its oversight of risk as an ongoing process that occurs throughout the year while evaluating the strategic direction and actions of our company. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also determining what level of risk is appropriate for the Company. We believe that having an independent Chairman of the Board enhances our Board’s ability to oversee our risks.
In carrying out this critical function, our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management directly by our Board and through its committees. Each committee’s specific area of responsibility as it relates to risk management is as follows:
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Mergers and Acquisitions/Strategy Committee

• Financial condition, financial statements and
financial reporting process
• Internal controls and
accounting matters
• Cybersecurity matters
• Conflict of interest issues and compliance with legal and ethical standards
	• Overall compensation practices, policies and programs • Inclusion & Diversity initiatives	• Corporate governance practices • Leadership structure of the Board • Director and management succession planning	• Review of overall company strategy • Acquisitions and other strategic transactions
Our Board of Directors receives reports from members of senior management on the functional areas for which they are responsible. These reports may include information concerning operational, financial, sales, competitive, legal and regulatory, strategic and other risks, as well as any related management and mitigation.
Since March 2020, the Board has also been heavily focused on the oversight and mitigation of risks related to the COVID-19 pandemic. Management has updated the Board of Directors regularly on the impacts of COVID-19 on our business and workforce. We implemented several measures designed to protect the health and well-being of our employees and the
2022 Proxy Statement 21

communities in which we operate. Such measures include having the vast majority of our employees work from home, implementing new safety measures for those employees performing critical on-site work, and providing additional benefits to support employees, such as flexible work hours, work-from-home-reimbursements and caregiving support.
A key area of focus for us is our risk mitigation practices around cybersecurity risk. Cybersecurity protection is vital to our organization and our stakeholders, and we are committed to ensuring that our products, data and systems are secure from potential breach. Our cybersecurity governance team provides periodic updates to the Board and quarterly updates to the Audit Committee on cybersecurity matters, including information about cybersecurity governance processes, the status of projects to strengthen internal cybersecurity and security features of the products and services we provide our customers. Our cybersecurity program includes external audits of our internal and product security practices under top information security standards, including System and Organization Controls (SOC) 2, Health Insurance Portability and Accountability Act of 1996 and Payment Card Industry Data Security Standard. We have implemented a comprehensive cybersecurity training program for all employees, and we have taken steps to mitigate the impact of potential cybersecurity risks, including by procuring a separate cyber insurance policy as part of our comprehensive corporate insurance program.
Our Code of Conduct and Business Ethics
Our Board of Directors has adopted a Code of Conduct and Business Ethics that applies to all officers, directors and employees. Copies of the Code of Conduct and Business Ethics can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.
How to Communicate with Our Board
Our Board of Directors welcomes communications from stockholders. Any stockholder may communicate either with our Board of Directors as a whole, or with any individual director, by sending a written communication addressed to the Board of Directors or to such director at our offices located at 14 Oak Park Drive, Bedford, Massachusetts 01730, or by submitting an email communication to BOD@progress.com. All communications sent to our Board of Directors will be forwarded to the Board of Directors or to the individual director to whom such communication was addressed.
22 PROGRESS SOFTWARE CORPORATION

Corporate Social Responsibility
We strive to conduct our business in ways that will have a positive impact on our stockholders, employees, customers, partners and other stakeholders. As an organization, we believe it is incumbent upon us to consider the social and environmental impact of our business activities and create social and corporate value for the benefit of the communities we serve. Important areas of focus for us are issues related to community engagement, inclusion and diversity, employee development and environmental sustainability.
•
Community Engagement – We engage in the global community and encourage our employees to do so as well. In fiscal 2020, we donated generously to organizations that support children in need, education in science, technology, engineering and math (STEM), and to groups helping communities cope with COVID-19. In fiscal 2020, we also placed special emphasis on contributing to charities in support of eradicating racial and social injustice, domestic violence, and child endangerment. Our initiatives are global in nature and we have received recognition as a valuable partner for our efforts in the United States, Bulgaria and India. In fiscal 2021, we expanded the Progress Women in STEM scholarship series beyond the United States and Bulgaria with the addition of the Progress Software Akanksha Scholarship for Women in STEM in India.

Our employees also gave generously of their time and talents in 2021 to support the causes most important to them. We encourage employees to volunteer through paid volunteer time and team volunteer events. In recognition of service, on an employee's third anniversary, Progress donates funds to a charity of the employee's choice on the employee's behalf.
•
Inclusion and Diversity – Progress strives to be an inclusive, multicultural company serving a global community, where opportunities to succeed are available to everyone. We encourage a wide range of views and celebrate our diverse backgrounds. Our unique combination of perspectives inspires innovation, connects us to our customers and positively affects our communities. We seek employees with diverse backgrounds and viewpoints and are committed to creating a culture of innovation and inspiration where employees feel a strong sense of community and collective pride in our success.

We have launched an inclusion and diversity ("I&D") undertaking focused on fostering a more inclusive environment and diverse workforce by strengthening five key organizational areas: culture and belonging, talent acquisition, leveraging talent, management and leadership and career development.

We have advanced our I&D efforts by seeking ways to further embed our inclusion and diversity philosophy into our culture, processes and employee experience. We formed an I&D Advisory Committee made up of a diverse group of Progress employees from across the globe tasked with helping us to support the formation and implementation of I&D initiatives. Among its many accomplishments to date, the I&D Advisory Committee helped to establish a governance framework for Progress employee resource groups ("ERGs"), supported the formation of our first four ERGs: Progress for Her, Blacks@Progress, Plus (LGTBQ+) and Military Veterans@Progress, and contributed to the strengthening of our career and hiring processes. In fiscal 2021, we welcomed two new ERGs: ASPIRE, which serves to connect Asian-Pacific Islanders to learn, grow and make a difference, and Unidos en Progress, which celebrates Hispanics and Latinx employees and the various cultures they represent.
•
Employee Development – Another way we advance our commitment to Corporate Social Responsibility is in our commitment to our employees, who are key to our success. As noted above, we are investing in programs to ensure that we maintain a diverse and inclusive environment. Furthermore, we invest significant resources to develop our in-house talent and deepen our employees’ skill sets, both to strengthen our company and help further our employees' career goals. We focus our efforts on recognizing employees, empowering professional growth and development, and investing in health, emotional and financial wellness. We provide compensation, benefits, and resources to employees that reflect our commitment to being a great place to work. In early 2020 we were recognized for this commitment at our Sofia, Bulgaria office, which was the proud recipient of several Employer Branding Awards, including Employer of the Year.

In 2019, as part of our career conversations program, we trained managers across the globe how to support their employees’ career development through robust, ongoing career conversations. In 2020, we provided career conversations training for employees as well so that they can successfully leverage the many tools in place to support them. We also launched a new all-company management development program for managers, LEAD | Global Management Development, which attracted more than 70% of all managers for its inaugural run.
•
Environmental Sustainability – Progress works to implement sustainable practices that minimize harm and maximize benefit to the environment, to develop a comprehensive approach to environmental sustainability and to implement strategies and methods that improve the quality of human life.

2022 Proxy Statement 23

Our sustainability initiatives include recycling programs and energy and resource conservation programs. Our corporate headquarters in Bedford, Massachusetts has received LEED Gold certification. During fiscal 2018 and 2019, we installed electric vehicle charging stations at each of our Bedford, Sofia and Rotterdam locations. More recently, we invested in certified sustainable and healthy office spaces in Hyderabad, India, Rotterdam, The Netherlands and Burlington, MA while retaining ENERGY STAR® certification of our global headquarters.
In March 2022, we published our third annual Corporate Social Responsibility Report, which highlights our corporate social responsibility efforts during fiscal year 2021.
24 PROGRESS SOFTWARE CORPORATION

PROPOSAL ONE:
ELECTION OF DIRECTORS
Nominees
Nine individuals have been nominated for election at the Annual Meeting to hold office until the 2023 Annual Meeting. The nominees were evaluated and recommended by the Nominating and Corporate Governance Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see the sections of this proxy statement entitled “Director Nomination Process - Key Board Qualifications, Expertise and Attributes” and “Nominees for Directors.”
Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:
Nominee	Age	Director Since	Occupation
John R. Egan, Chairman of the Board	64	2011	Managing Partner, Carruth Management, LLC
Paul T. Dacier	64	2017	General Counsel, Indigo Agriculture, Inc.
Rainer Gawlick	54	2017	Public/Private Company Board Member; Advisor, think-cell
Yogesh Gupta	61	2016	President and CEO, Progress Software Corporation
Charles F. Kane	64	2006	Adjunct Professor of International Finance, MIT Sloan Graduate Business School of Management
Samskriti Y. King	48	2018	CEO, Veracode, Inc.
David A. Krall	61	2008	Strategic Advisor, Roku, Inc.
Angela T. Tucci	55	2018	Chief Operating Officer, Uplight, Inc.
Vivian Vitale	68	2019	Principal, Vivian Vitale Consulting, LLC
Each director elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders or special meeting in lieu of such Annual Meeting or until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. There are no family relationships among any of our executive officers or directors.
Each of the director nominees named in this proxy statement has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. If, before the Annual Meeting, one or more nominees named in this proxy statement should become unable to serve or for good cause will not serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by our Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee and our Board of Directors.
The Board of Directors and Nominating and Corporate Governance Committee believe the nine Board nominees possess the skills, experience and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.
2022 Proxy Statement 25

Director Nomination Process
Board Membership Criteria
Our Board of Directors has delegated the search for, and recommendation of, director nominees to the Nominating and Corporate Governance Committee. When considering a potential candidate for membership on our Board of Directors, the Nominating and Corporate Governance Committee will consider any criteria it deems appropriate, including, among other things, the background, experience and qualifications of any candidate as well as such candidate’s past or anticipated contributions to our Board of Directors and its committees. At a minimum, each nominee is expected to have:
Highest personal and professional integrity	Demonstrated exceptional ability and judgment	Effectiveness, with the other directors, in collectively serving the long-term interests of our stockholders
In addition, the Nominating and Corporate Governance Committee has established the following minimum requirements:
•	at least five years of business experience;
•	no identified conflicts of interest as a prospective director of our company;
•	no convictions in a criminal proceeding (aside from traffic violations) during the five years prior to the date of selection; and
•	willingness to comply with our Code of Conduct and Business Ethics.
The Board of Directors retains the right to modify these minimum qualifications from time to time, and exceptional candidates who do not meet these criteria may still be considered.
In addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of our Board of Directors, the Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees such as:
•	direct experience in the software industry or in the markets in which we operate;
•	an understanding of, and experience in, accounting, legal, finance, product, sales and/or marketing matters;
•	experience on other public or private company boards;
•	leadership experience with public companies or other major organizations;
•	M&A experience; and
•
diversity of the Board, considering the business and professional experience, educational background, reputation, and industry expertise across various market segments and technologies relevant to our business, as well as other relevant attributes of the candidates.

The Nominating and Corporate Governance Committee does not assign specific weights to criteria and no criterion is necessarily applicable to all prospective nominees.
26 PROGRESS SOFTWARE CORPORATION

Director Nomination Process
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with the other directors and management, using search firms or other advisors, through recommendations submitted by stockholders or through other methods that the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews each incumbent director’s overall past service to us, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable independence standards.
In the case of a new director candidate, the Nominating and Corporate Governance Committee confirms that the candidate meets the minimum qualifications for a director nominee established by the Nominating and Corporate Governance Committee. The candidate will also be interviewed by the Nominating and Corporate Governance Committee and other Board members. The Nominating and Corporate Governance Committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of our Board of Directors. The same procedures apply to all candidates for director nomination, including candidates submitted by stockholders.
Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board of Directors’ approval as director nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to our Board of Directors for appointment to its committees.
Stockholder Recommendations
The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of our company. Recommendations sent by stockholders must provide the following information:
•	the name and address of record of the stockholder;
•
a representation that the stockholder is a record holder of our common stock, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•
the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications described above;
•	a description of all arrangements or understandings between the stockholder and the proposed director candidate; and
•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed under SEC rules.
The submission must be accompanied by a written consent of the individual to be named in our proxy statement as standing for election if nominated by our Board of Directors and to serve if elected by the stockholders. Stockholder recommendations of candidates for election as directors at an Annual Meeting of Stockholders must be timely submitted to the Company in accordance with the requirements set forth in the Company's bylaws.
2022 Proxy Statement 27

Key Board Qualifications, Expertise and Attributes
The table and graphs below summarize the director nominees’ experience and the qualifications, skills and attributes most relevant to nominate candidates to serve on the Board. Director biographies in the section below entitled “Nominees for Directors” describe each director’s background and relevant experience in more detail.
Number of nominees with relevant experience

Leadership
Our business is complex and ever-evolving. CEOs and individuals with experience leading large business units have proven track records in developing and executing a vision and making executive-level decisions.
9 of 9
Finance and Accounting Individuals with financial expertise are able to identify and understand the relevant financial considerations applicable to us as a global public company.	6 of 9

Technology/Software Industry
Progress offers the leading platform for developing and deploying mission-critical business applications. Those with relevant technology/software experience are better able to understand the opportunities and challenges facing our business.
9 of 9
Go-to-Market/Sales Our business depends on successfully creating awareness of our products and entering new markets as well as executing our sales strategy.	5 of 9
Strategy Development and execution of a strong corporate strategy is critical to sustaining and growing our business.	9 of 9

Product Development
Our business depends on our ability to successfully develop our products and expand our offerings. Experience in product development enhances understanding of the challenges we face and facilitates strategic planning in this area.
3 of 9

Public Company Board Service and Governance
Individuals having experience serving on public company boards better understand the roles and responsibilities of directors and corporate governance best practices.
6 of 9

M&A
A key element of our corporate strategy includes the acquisition of businesses that offer complementary products, services and technologies, augment our revenues and cash flows, and meet our strict financial criteria. M&A experience enhances understanding of the complexities, issues and risks involved with any such acquisitions and their integration.
7 of 9
28 PROGRESS SOFTWARE CORPORATION

Diversity of Tenure

56%

56% have served less than 5 years

Diversity of Background

56%

56% are diverse in gender, ethnicity or nationality

Diversity of Age

89%

89% are younger than 65

2022 Proxy Statement 29

NOMINEES FOR DIRECTORS

John R. Egan Chairman of the Board • Director since September 2011 • Chairman of the Board since December 2012 • Age: 64 • Independent • Current Board Committees: Nominating and Corporate Governance
Biography
Mr. Egan is managing partner of Carruth Management, LLC, a Boston-based venture capital fund he founded in October 1998 that specializes in technology and early stage investments. From October 1986 until September 1998, Mr. Egan served in several executive positions with EMC Corporation, a publicly held global leader in information technology, including Executive Vice President, Products and Offerings, Executive Vice President, Sales and Marketing, Executive Vice President, Operations and Executive Vice President, International Sales.

Other Current Public Company Boards
• Verint Systems, Inc. (Nasdaq: VRNT), a provider of systems to the internet security market
• NetScout Systems, Inc. (Nasdaq: NTCT), a network performance management company, where he serves as Lead Director
• Agile Growth Corp. (Nasdaq: AGGRU), a special purpose company for the purpose of effecting an acquisition with one or more technology businesses

Other Current Boards Trilio Data, Inc.
• Trilio Data, Inc.

Prior Public Company Boards in Last 5 Years
• EMC Corporation
• VMware, Inc.

30 PROGRESS SOFTWARE CORPORATION

Paul T. Dacier • Director since June 2017 • Age: 64 • Independent • Current Board Committees: Nominating and Corporate Governance (Chair)
Biography
Mr. Dacier is currently the General Counsel of Indigo Agriculture, Inc., a Boston-based agricultural technology start-up company that specializes in products designed to maximize crop health and productivity, which he joined in March 2017. Previously, Mr. Dacier was the Chief Legal Officer of EMC Corporation from 1990 until September 2016, when EMC was acquired by Dell Technologies. Mr. Dacier was responsible for the worldwide legal affairs of EMC and its subsidiaries and oversaw the company's internal audit, real estate and facilities organizations, sustainability and government affairs departments.

Other Current Public Company Boards
• AerCap Holdings NV (NYSE: AER), the world's largest independent commercial aircraft leasing company

Other Current Boards
• MagGrow
• Massachusetts Judicial Nominating Commission
• Dean's Advisory Board, Boston College Law School
• Social Law Library
• New England Legal Foundation

Prior Public Company Boards in Last 5 Years
• GTY Technology Holdings, Inc.

Rainer Gawlick • Director since June 2017 • Age: 54 • Independent • Current Board Committees: Audit; Mergers and Acquisitions/Strategy
Biography
Dr. Gawlick is a public and private company board member and formerly served as President of Perfecto Mobile, Ltd., a leader in mobile testing, from July 2015 until September 2016, and as Executive Vice President of Global Sales at lntralinks, Inc., a computer software company providing virtual data rooms and other content management services, from April 2012 until July 2015. From August 2008 to April 2012, Dr. Gawlick served as Chief Marketing Officer of Sophos Ltd., a computer security company providing endpoint, network and data protection software. From April 2005 to August 2008, Dr. Gawlick served as Vice President of Worldwide Marketing and Strategy at SolidWorks Corp., a CAD software company. He has also held a variety of executive positions in other technology businesses and was a consultant with McKinsey & Company. Dr. Gawlick holds a Ph.D. in Computer Science from the Massachusetts Institute of Technology.

Other Current Public Company Boards
• Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production

Other Current Boards
• ChyronHego Corp.
• CloudSense
• Single Digits, Inc.
• Oktopost
• Sectigo
• PhotoShelter
• MassHire State Workforce Board

Prior Public Company Boards in Last 5 Years
None

2022 Proxy Statement 31

Yogesh Gupta President and Chief Executive Officer • Director since October 2016 • Age: 61
Biography
Mr. Gupta became our President and Chief Executive Officer in October 2016. Prior to that time, Mr. Gupta served as an advisor to various venture capital and private equity firms from October 2015 until September 2016. Prior to that time, Mr. Gupta was President and Chief Executive Officer at Kaseya, Inc., a provider of IT management software solutions, from June 2013 until July 2015, at which time, Mr. Gupta became Chairman of the Board of Directors of Kaseya, a position he held until October 2015. From July 2012 until June 2013, Mr. Gupta served as an advisor to various venture capital and private equity firms in several mergers and acquisitions opportunities. Mr. Gupta was previously President and Chief Executive Officer of FatWire Software from July 2007 until February 2012, prior to the acquisition of FatWire Software by Oracle Corporation. Prior roles held by Mr. Gupta include Chief Technology Officer at CA, Inc., with which Mr. Gupta held various senior positions.

Other Current Public Company Boards
None

Other Current Boards
• ServiceAide, Inc.
• Board of Trustees, Beth Israel Lahey Health
• Board of Trustees, Mass Technology Leadership Council, Co-Chair

Prior Public Company Boards in Last 5 Years
None

Charles F. Kane • Director since November 2006 • Age: 64 • Independent • Current Board Committees: Audit (Chair); Mergers and Acquisitions/Strategy
Biography
Mr. Kane is currently an adjunct professor of International Finance at the MIT Sloan Graduate Business School of Management. Since November 2006, Mr. Kane has also been a Director and Strategic Advisor of One Laptop Per Child, a non-profit organization that provides computing and internet access for students in the developing world, for which he served as President and Chief Operating Officer from 2008 until 2009. Mr. Kane served as Executive Vice President and Chief Administrative Officer of Global BPO Services Corp., a special purpose acquisition corporation, from July 2007 until March 2008, and as Chief Financial Officer of Global BPO from August 2007 until March 2008. Prior to joining Global BPO, he served as Chief Financial Officer of RSA Security Inc., a provider of e-security solutions, from May 2006 until RSA was acquired by EMC Corporation in October 2006. From July 2003 until May 2006, he served as Chief Financial Officer of Aspen Technology, Inc. (NYSE: AZPN), a publicly traded provider of supply chain management software and professional services.

Other Current Public Company Boards
• Alkami Technology, Inc. (Nasdaq: ALKT), a digital banking platform that enables banks and credit unions to grow confidently and compete with Megabanks and Fintechs

Other Current Boards
• Acoustic Software
• Symbotic Robotics
• Workhuman

Prior Public Company Boards in Last 5 Years
• Carbonite, Inc.
• Demandware, Inc.
• Realpage, Inc.

32 PROGRESS SOFTWARE CORPORATION

Samskriti (Sam) Y. King • Director since February 2018 • Age: 48 • Independent • Current Board Committees: Audit; Mergers and Acquisitions/Strategy (Chair)
Biography
Ms. King is currently Chief Executive Officer of Veracode, Inc., a leading provider of application security testing, a role she assumed in January 2019 following Veracode's acquisition by Thoma Bravo. Previously, from July 2017 to January 2019, Ms. King served as Senior Vice President and General Manager of Veracode. From August 2015 until July 2017, Ms. King was the Chief Strategy Officer of Veracode. Prior to that time, from April 2012 until July 2015, Ms. King was Executive Vice President, Product Strategy and Corporate Development GM, Mobile at Veracode. Ms. King joined Veracode in November 2006 and also served as Veracode's Senior Vice President, Product Marketing and Vice President, Service Delivery.

Other Current Public Company Boards
None

Other Current Boards
• Veracode
• ZeroFox
• MassTLC
• Mass High Tech Council, Inc.

Prior Public Company Boards in Last 5 Years
None

David A. Krall • Director since February 2008 • Age: 61 • Independent • Current Board Committees: Compensation (Chair)
Biography
Mr. Krall has served as a strategic advisor to Roku, Inc. (Nasdaq: ROKU), a leading manufacturer of media players for streaming entertainment, since January 2011. From February 2010 to December 2010, he served as President and Chief Operating Officer of Roku, where he was responsible for managing all functional areas of the company. Prior to that, Mr. Krall spent two years as President and Chief Executive Officer of QSecure, Inc., a privately held developer of secure credit cards based on micro-electro-mechanical system technology. From 1995 to July 2007, he held a variety of positions of increasing responsibility and scope at Avid Technology, Inc. (Nasdaq: AVID), a publicly traded leading provider of digital media creation tools for the media and entertainment industry. His tenure at Avid included serving seven years as the company's President and Chief Executive Officer.

Other Current Public Company Boards
• Harmonic Inc. (Nasdaq: HLIT), a leader in video delivery and cable access virtualization

Other Current Boards
• Universal Audio, Inc.
• Earth Observant, Inc.
• Audinate Pty Ltd.
• Rombauer Vineyards

Prior Public Company Boards in Last 5 Years
• Quantum Corp.

2022 Proxy Statement 33

Angela T. Tucci • Director since February 2018 • Age: 55 • Independent • Current Board Committees: Compensation; Mergers and Acquisitions/Strategy
Biography
Ms. Tucci is currently Chief Operating Officer of Uplight, Inc., a provider of end-to-end technology solutions dedicated to serving the energy ecosystem, a position she has held since January 2020. Since December 2019, she has also served as an advisor to TPG Celegene Aggregation GP, Inc. in connection with its investment in CollabNet/Version One. Previously, Ms. Tucci was Chief Executive Officer of Apto, Inc., from August 2017 to September 2019. Prior to that time, Ms. Tucci was General Manager, Agile Management Business Unit of CA, Inc. from September 2015 until July 2017. Prior to that, Ms. Tucci was Chief Revenue Officer, Office of the CEO of Rally Software Development Corp. from December 2014 until August 2015, when Rally was acquired by CA. Ms. Tucci joined Rally in December 2013 as Chief Marketing Officer. From January 2011 until August 2013, Ms. Tucci was Chief Strategy Officer of Symantec Corporation.

Other Current Public Company Boards
None

Other Current Boards
• Anita Borg Institute, Chairperson
• Digital.Ai Software Inc.

Prior Public Company Boards in Last 5 Years
None

Vivian Vitale • Director since October 2019 • Age: 68 • Independent • Current Board Committees: Compensation; Nominating and Corporate Governance
Biography
Ms. Vitale owns and operates Vivian Vitale Consulting, LLC, a consulting practice assisting organizations in the development of human resources and people management practices, a role she has held since April 2018. From April 2012 until March 2018, she held multiple positions of increasing responsibility at Veracode, Inc., a provider of application security testing. Her tenure at Veracode included serving as Executive Vice President of Human Resources, continuing in her role through Veracode, Inc.’s acquisition by CA Technologies in March 2017. Prior to 2012, Ms. Vitale served as Senior Vice President at Care.com, Inc., an online provider of support services to families. Previously, Ms. Vitale has also held senior leadership roles at RSA Security, Unica Corporation and IBM. Ms. Vitale holds a bachelor’s degree in communications from the University of Connecticut and a master’s degree in corporate and political communication from Fairfield University.

Other Current Public Company Boards
• NetScout Systems, Inc. (Nasdaq: NTCT), a network performance management company

Other Current Boards
• Vera3
• Surprise HR Inc.
• Quantuvos

Prior Public Company Boards in Last 5 Years
None

34 PROGRESS SOFTWARE CORPORATION

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board of Directors
Director Independence
Having an independent Board is a core component of our governance philosophy. Our Corporate Governance Guidelines provide that, as a matter of policy and consistent with applicable laws, rules and regulations, a majority of the Board should be independent.
Based on the review and recommendation of our Nominating and Corporate Governance Committee, our Board has determined that all current directors except Yogesh Gupta (our President and Chief Executive Officer) are independent within the meaning of the director independence standards of the Nasdaq Stock Market, LLC ("Nasdaq") and the applicable rules of the SEC. In making this determination, we solicited information from each of the directors regarding whether that director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving our company, was involved in a debt relationship with our company or received personal benefits outside the scope of the director’s normal compensation. We considered the responses of the directors, and independently considered the commercial agreements, acquisitions and other material transactions entered by us during 2021, and determined that none of our non-employee directors had a material interest in those transactions.
There are no family relationships between any director, executive officer, or director nominee.
Director Attendance
Our Board of Directors met eight times during the fiscal year ended November 30, 2021. During fiscal 2021, each director nominee attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he or she served from and after his or her election to the Board.
In January 2018, the Board of Directors adopted a policy requiring members of our Board of Directors to attend the Annual Meeting of Stockholders. All members of our Board of Directors virtually attended the 2021 Annual Meeting of Stockholders.
2022 Proxy Statement 35

Committees of the Board of Directors
Our Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance and Mergers and Acquisitions/Strategy Committees.
Director	Audit	Compensation	Nominating and Corporate Governance	Mergers and Acquisitions/ Strategy
John R. Egan			Member
Paul T. Dacier			Chair
Rainer Gawlick	Member			Member
Yogesh Gupta
Charles F. Kane	Chair			Member
Samskriti (Sam) Y. King	Member			Chair
David A. Krall		Chair
Angela T. Tucci		Member		Member
Vivian Vitale		Member	Member
Number of meetings in fiscal year 2021	9	5	2	5
Audit Committee
The Audit Committee of our Board of Directors during 2021 consisted of Dr. Gawlick, Mr. Kane and Ms. King, with Mr. Kane serving as Chair. The Audit Committee met nine times during 2021.
Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate, and that Mr. Kane qualifies as an “audit committee financial expert” under the rules of the SEC.
The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.
The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities for accounting and financial reporting compliance. The Audit Committee meets with the independent registered public accounting firm with and without our management present.
36 PROGRESS SOFTWARE CORPORATION

Audit Committee
In accordance with its charter, the Audit Committee, among other things:

• Appoints, compensates, retains and oversees the work performed by our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work

• Reviews the independent registered public accounting firm’s fees for services performed

• Reviews with the independent registered public accounting firm, the Company’s internal audit and financial management, and the integrity of the Company’s internal and external financial reporting processes and the adequacy and effectiveness of the Company’s internal controls over financial reporting

• Reviews with management various matters related to our internal controls and legal, compliance and regulatory matters

• Reviews with management and the independent registered public accounting firm the annual audited financial statements and the quarterly financial statements, prior to the filing of reports containing those financial statements with the SEC

• Reviews with management policies with respect to our risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the steps management has taken to monitor and control those risks

• Is responsible for producing the Audit Committee Report included in this proxy statement

Compensation Committee
The Compensation Committee of our Board of Directors during 2021 consisted of Mr. Krall and Mses. Vitale and Tucci, with Mr. Krall serving as Chair. The Compensation Committee met five times during 2021. Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq.
Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.
Compensation Committee
In accordance with its charter, the Compensation Committee, among other things:

• Oversees our overall compensation structure and benefits, policies and programs

• Administers our equity-based plans

• Reviews and makes recommendations to our Board of Directors regarding the performance of our Chief Executive Officer

• Reviews, and recommends to our Board of Directors for its approval, the compensation of our Chief Executive Officer

• Consults with our Chief Executive Officer to review and determine compensation of all of our other executive officers

• Assists in developing and reviewing succession plans for our senior management, including the Chief Executive Officer

• Review our policies, programs and initiatives for inclusion and diversity, and provide guidance to our Board of Directors and management on these matters

• Reviews our processes and procedures for the consideration and determination of director and executive compensation

• Is responsible for producing the Compensation Committee Report included in this proxy statements responsible for producing the Audit Committee Report included in this proxy statement

2022 Proxy Statement 37

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of our Board of Directors during 2021 consisted of Messrs. Egan and Dacier, with Mr. Dacier serving as Chair. In January 2021, Ms. Vitale was appointed to the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee met twice during 2021. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq.
The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.
Nominating and Corporate Governance Committee
In accordance with its charter, the Nominating and Corporate Governance Committee:

• Is responsible for identifying qualified candidates for election to our Board of Directors and recommending nominees for election as directors at the Annual Meeting

• Assists in determining the composition of our Board of Directors and its committees
• Assists in developing and monitoring a process to assess the effectiveness of our Board of Directors • Assists in developing and implementing our Corporate Governance Guidelines
Mergers and Acquisitions/Strategy Committee
The Mergers and Acquisitions/Strategy Committee of our Board of Directors assists management in the review of acquisition transactions to be brought before the Board and the review of our corporate strategy, and, during fiscal 2021, consisted of Mr. Kane, Dr. Gawlick, and Mses. King and Tucci, with Ms. King serving as Chair.
The Mergers and Acquisitions/Strategy Committee met five times during 2021.
Director Compensation
Director Compensation Plan—Fiscal 2021
We pay our non-employee directors a mix of cash and equity compensation. Employee directors receive no compensation for their service as directors.
In accordance with the 2021 Director Compensation Plan adopted by the Board, for 2021, our non-employee directors were paid an annual retainer of $275,000. This annual retainer under the 2021 Director Compensation Plan was $50,000 in cash and $225,000 in equity, in the form of deferred stock units (“DSUs”). The Independent Chairman of the Board was entitled to an additional cash retainer of $75,000.
Prior to adopting the 2021 Director Compensation Plan, the Compensation Committee received market data from Pay Governance, the Compensation Committee’s independent compensation consultant, and considered whether any changes in director compensation should be proposed. Based on the market data, the Compensation Committee recommended, and the Board approved, an increase in the non-employee director equity retainer to from $200,000 to $225,000 in the form of deferred stock units (“DSUs”), and the Independent Chairman of the Board, cash retainer was increased from $50,000 to $75,000. These changes to the director compensation program were determined to be appropriate in light of the increasing complexity and additional oversight necessitated by significant growth through both M&A activity. The Board and Compensation Committee also considered that no changes to director compensation had occurred since 2016. The changes were approved in March 2021 and effective on a full-year basis.
38 PROGRESS SOFTWARE CORPORATION

The cash retainer was paid in June 2021 and the equity retainer was issued in June 2021.
The number of DSUs granted was determined by dividing the equity retainer by the grant-date closing price of our common stock as reported by Nasdaq. The DSUs vest in a single installment on the date of the Annual Meeting, subject to continued service on our Board of Directors through such date. DSUs do not convert to shares of common stock until a director terminates service on the Board of Directors or upon a change in control, whichever occurs first.
With respect to service on the committees of our Board of Directors, the following fees were paid:
•	Audit Committee - $25,000 for the Chair and $20,000 for the other members;
•	Compensation Committee - $25,000 for the Chair and $15,000 for the other members;
•	Nominating and Corporate Governance Committee - $12,500 for the Chair and $10,000 for the other members; and
•	Mergers and Acquisitions/Strategy Committee - $25,000 for the Chair and $15,000 for the other members.
The fees paid for service on the committees were paid in cash in June 2021.
Prior to March 2019, newly elected directors were also entitled to receive an initial director appointment grant of $300,000 of DSUs in connection with his or her appointment to our Board of Directors. In March 2019, the Board of Directors eliminated this initial director appointment grant for future appointees to the Board to remain in line with market practice.
Director Compensation Table—Fiscal 2021
The following table sets forth a summary of the compensation paid or granted to our non-employee directors for service on our Board in 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Total ($)
Paul T. Dacier	62,500	225,033	287,533
John R. Egan	135,000	225,033	360,033
Rainer Gawlick	85,000	225,033	310,033
Charles F. Kane	90,000	225,033	315,033
Samskriti Y. King	95,000	225,033	320,033
David A. Krall	75,000	225,033	300,033
Angela T. Tucci	80,000	225,033	305,033
Vivian Vitale	75,000	225,033	300,033
(1)	The number of outstanding unvested DSUs held by each director as of November 30, 2021 is shown in the table below. No director held stock options.
Name	Unvested DSUs Outstanding at November 30, 2021
Mr. Dacier	5,962
Mr. Egan	4,828
Dr. Gawlick	5,962
Mr. Kane	4,828
Ms. King	7,123
2022 Proxy Statement 39

Name	Unvested DSUs Outstanding at November 30, 2021
Mr. Krall	4,828
Ms. Tucci	7,123
Ms. Vitale	4,828
(2)
Represents the fair value of the awards measured at the grant date. The number of units granted to each Director was determined by dividing the grant date value of the award, $225,000, by $46.61, the closing price of our common stock on June 28, 2021.

Stock Ownership Guidelines
Non-employee members of our Board are required to own shares of Progress common stock. The Board of Directors sets and periodically reviews and makes changes to these ownership requirements. In March 2017, our Board of Directors adopted revised stock retention guidelines for non-employee directors. These guidelines provide for all non-employee directors to hold an amount of our common stock, restricted shares, stock options and/or DSUs having a value equal to at least five times the annual cash retainer. Directors have five years to attain this ownership threshold. As of the date of this proxy statement, all non-employee directors are in compliance with the stock ownership guidelines.
Certain Relationships and Related Persons Transactions
Review, Approval or Ratification of Transactions with Related Persons
Pursuant to the Audit Committee’s charter, which can be found at www.progress.com under the heading "Corporate Governance" located on the “Investor Relations” page, the Audit Committee is responsible for the review and approval of related person transactions. A related person is a director, executive officer, nominee for director or certain stockholders of our company since the beginning of the last fiscal year and their respective immediate family members. A related person transaction is a transaction involving: (1) our company and any related person when the amount involved exceeds $120,000, and (2) the related person has a material direct or indirect interest.
We identify transactions for review and approval in accordance with the policies and procedures set forth in our Code of Conduct and Business Ethics, which can be found at www.progress.com under the heading "Corporate Governance" located on the “Investor Relations” page. The Code of Conduct and Business Ethics requires our employees, including our executive officers, to disclose any potential or actual conflicts of interest to his or her manager, our human capital department or our Chief Compliance Officer. This disclosure also applies to potential conflicts involving immediate family members of employees. We require our directors to complete a questionnaire intended to identify any transactions or potential transactions that must be reported per SEC rules and regulations. This questionnaire also requires our directors to promptly notify us of any changes during the year.
Transactions with Related Persons
During fiscal 2021, neither the Company nor its subsidiaries engaged in any transactions or series of similar transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest, nor are any such transactions currently proposed.
40 PROGRESS SOFTWARE CORPORATION

PROPOSAL TWO:
ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and related compensation tables and narrative, which provide detailed information on the 2021 compensation of our named executive officers. We believe our executive compensation programs demonstrate our pay-for-performance philosophy, which creates alignment with our stockholders and drives the creation of sustainable long-term stockholder value.
Required Vote and Board Recommendation
We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and narrative disclosure.”

This say-on-pay vote is advisory only and not binding on the Company, the Compensation Committee or our Board of Directors. Although the vote is advisory, our Board of Directors and our Compensation Committee value the opinions of our stockholders and expect to take the outcome of this vote into account when considering future compensation arrangements for our executive officers.
Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers.
2022 Proxy Statement 41

PROPOSAL THREE:
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal Three is to ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending November 30, 2022. Deloitte & Touche LLP was the independent registered public accounting firm for our company for the fiscal year ended November 30, 2021. Based on the Audit Committee’s assessment of Deloitte & Touche’s qualifications and performance, our Board believes Deloitte & Touche’s retention for fiscal year 2022 is in the best interests of the Company.
Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and its stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
We have been advised that a representative of Deloitte & Touche LLP will attend the virtual Annual Meeting. This representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions presented during the meeting.
Independent Registered Public Accounting Firm Fees
Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2021 and November 30, 2020 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:
	2021	2020
Audit Fees(1)	$2,384,021	$2,414,266
Audit-Related Fees(2)	225,000	270,000
Tax Fees(3)	5,932	2,615
All Other Fees	__	__
Total Fees	$2,614,953	$2,686,881
(1)
Represents fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in Form 10-K and reviews of financial statements included in our interim filings on Form 10-Q, as well as statutory audit fees related to our wholly-owned foreign subsidiaries. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.

(2)
Represents, for 2021, fees billed for audit services in connection with the acquisition of Kemp, and for 2020, fees billed for audit services in connection with the acquisition of Chef Software Inc. (“Chef”) and fees billed for audit services in connection with the implementation of Accounting Standards Update No. 2016-02, Leases (Topic 842)(“ASC 842”).

(3)
Includes fees primarily for tax services. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

42 PROGRESS SOFTWARE CORPORATION

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Requests for specific services by the independent registered public accounting firm which comply with the auditor services policy are reviewed by our Finance, Tax, and Internal Audit departments. Requests approved internally are aggregated and submitted to the Audit Committee in one of the following ways:
•	Request for approval of services at a meeting of the Audit Committee; or
•	Request for approval of services by the Chairman of the Audit Committee and then the approval by the full committee at the next meeting of the Audit Committee.
The request may be made with respect to either specific services or a type of service for predictable or recurring services.
Our Board of Directors recommends that you vote FOR the ratification of the selection of independent registered public accounting firm for fiscal year 2022.
2022 Proxy Statement 43

Audit Committee Report
Management is responsible for establishing and maintaining adequate internal control over financial reporting to ensure the integrity of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the effectiveness of the Company’s internal control over financial reporting in conjunction with an audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing opinions on the financial statements and the effectiveness of internal control over financial reporting.
The Audit Committee assisted the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, risks relating to data privacy and cybersecurity and the steps management has taken to monitor and control such exposures, and the performance of the independent registered public accounting firm. In addition, the Audit Committee focused on audit-related risks associated with M&A activities, including financial integration.
The full text of the Audit Committee’s charter is available on the Company’s governance page. The Audit Committee reviews the charter annually, and also evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other accounting firms. As part of that process, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP regarding the internal control over financial reporting and the financial audit process of the Company.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the independent accountant’s independence.
The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended November 30, 2021 with management and Deloitte & Touche LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.
The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with Deloitte & Touche LLP, who is responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality of the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed and was responsible for selecting the lead audit engagement partner, which partner is rotated at least every five years.
Based on the above-mentioned reviews and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2021 for filing with the Securities and Exchange Commission.
44 PROGRESS SOFTWARE CORPORATION

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
Respectfully submitted by the Audit Committee,
Charles F. Kane, Chairman
Rainer Gawlick
Samskriti Y. King
2022 Proxy Statement 45

OUR EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers and key employees. On March 5, 2022, Gary Quinn, Executive Vice President, Field Organization—Enterprise Application Experience Business informed us that he is resigning from our company effective April 8, 2022.
Name	Age	Position
John Ainsworth	57	Executive Vice President, Products - Enterprise Application Experience Business
Stephen Faberman	52	Executive Vice President, Chief Legal Officer
Anthony Folger	50	Executive Vice President Chief Financial Officer
Yogesh Gupta*	61	President and Chief Executive Officer
Loren Jarrett	47	Executive Vice President, General Manager - Developer Tools Business
Katie Kulikoski	45	Executive Vice President, Chief People Officer
Jennifer Ortiz	46	Executive Vice President, Corporate Marketing
Ian Pitt	55	Executive Vice President, Chief Information Officer
Gary Quinn	61	Executive Vice President, Field Organization – Enterprise Application Experience Business
Jeremy Segal	51	Executive Vice President, Corporate Development
Sundar Subramanian	43	Executive Vice President, General Manager - DevOps Business
*	Additional information about Mr. Gupta is provided in “Director Nominees” above.
Executive Officers
Mr. Ainsworth became Senior Vice President, Products-Core in January 2017 and was elevated to Executive Vice President in November 2021. Mr. Ainsworth is responsible for the product management, product marketing, technical support and engineering functions for OpenEdge, Corticon, DataDirect Connect, DataDirect Hybrid Data Pipeline, Sitefinity, MOVEit, WhatsUp Gold, Kemp Loadmaster and Kemp Flowmon. Prior to joining our company, Mr. Ainsworth was Senior Vice President, Engineering Services at CA Technologies, Inc., a position he assumed in April 2016. Prior to that time, Mr. Ainsworth held various senior positions within CA Technologies, Inc., which he joined through acquisition in 1994.
Mr. Faberman became Chief Legal Officer in December 2015 and was elevated to Executive Vice President in November 2021. As Chief Legal Officer, Mr. Faberman is responsible for our legal and compliance, risk management, license compliance, and facilities functions. Prior to becoming Chief Legal Officer, Mr. Faberman was Senior Vice President, General Counsel. Mr. Faberman became General Counsel in December 2012 and a Senior Vice President in January 2014. Prior to that time, from October 2012 to December 2012, Mr. Faberman was Vice President, Acting General Counsel, and from January 2012 to October 2012, Mr. Faberman was Vice President, Deputy General Counsel. Prior roles included Senior Vice President, Corporate Counsel at Heritage Property Investment Trust, Inc. from October 2003 until October 2006, and Partner, Bingham McCutcheon LLP until October 2003.
Mr. Folger joined the Company and became Chief Financial Officer in January 2020 and was elevated to Executive Vice President in November 2021. As CFO, Mr. Folger is responsible for our finance and accounting, financial planning, treasury, tax and investor relations functions. Prior to joining our company, Mr. Folger was Chief Financial Officer and Treasurer of Carbonite, Inc., from January 2013 until Carbonite was acquired by OpenText Corporation in late December 2019. Prior to that time, from June 2006 to December 2012, Mr. Folger held senior leadership positions at Acronis AG, including Chief Financial Officer from October 2008 to December 2012.
46 PROGRESS SOFTWARE CORPORATION

Mr. Gupta became President and Chief Executive Officer in October 2016. Prior to that time, Mr. Gupta served as an advisor to various venture capital and private equity firms from October 2015 until September 2016. Prior to that time, Mr. Gupta was President and Chief Executive Officer at Kaseya, Inc., from June 2013 until July 2015, at which time, Mr. Gupta became Chairman of the Board of Directors, a position he held until October 2015. From July 2012 until June 2013, Mr. Gupta served as an advisor to various venture capital and private equity firms in several mergers and acquisitions opportunities. Mr. Gupta was previously President and Chief Executive Officer of FatWire Software from July 2007 until February 2012, prior to the acquisition of FatWire Software by Oracle Corporation. Prior roles included Chief Technology Officer at CA Technologies, with which Mr. Gupta held various senior positions.
Ms. Jarrett became Senior Vice President and General Manager, Developer Tools Business in June 2019 and was elevated to Executive Vice President in November 2021. As General Manager, Ms. Jarrett is responsible for the sales, product management, product marketing, field marketing, technical support and engineering for our DevTools business. Prior to this role, Ms. Jarrett was our Chief Marketing Officer, a position she held from January 2017 to June 2019. Prior to that time, Ms. Jarrett was Chief Marketing Officer at Acquia, from 2015 until December 2016. Previously, Ms. Jarrett was Chief Marketing Officer at Kaseya, Inc. from 2013 until 2015, and Vice President, Corporate Charge Card and Loyalty Products at American Express, in 2013. Prior to that time, Ms. Jarrett was Vice President, Product Management and Strategy at Oracle Corporation from 2011 until 2012, and Senior Vice President of Marketing and Product Management at FatWire from 2007 until its acquisition by Oracle in 2011.
Ms. Kulikoski became Chief People Officer in November 2019 and was elevated to Executive Vice President in November 2021. As Chief People Officer, Ms. Kulikoski is responsible for all aspects of the company's global human resources functions, including culture development, talent acquisition, retention, change management and process effectiveness. Prior to joining our Company, from May 2014 to September 2019, Ms. Kulikoski held a variety of positions of increasing responsibility and scope at Brightcove, Inc. Her tenure at Brightcove included serving as Chief People Officer from November 2018 to September 2019. Prior to May 2014, Ms. Kulikoski held leadership positions at Optaros, CIDC and ConnectEdu.
Ms. Ortiz became Executive Vice President, Corporate Marketing in November 2021. Prior to that time, beginning in October 2019, she was Vice President of Corporate Marketing in October 2019. In her current role, Ms. Ortiz is responsible for the development and execution of our corporate marketing programs. Prior to becoming Vice President of Corporate Marketing, Ms. Ortiz held a variety of positions of increasing responsibility and scope at Progress during her fifteen-year tenure with the company.
Mr. Pitt became Chief Information Officer in August 2021 and was elevated to Executive Vice President in November 2021. As our Chief Information Officer, Mr. Pitt is responsible for driving the vision, strategy, and operations of Progress’ global IT organization. Mr. Pitt is also responsible for the security of our internal networks, infrastructure, business applications and products. Prior to joining our company, Mr. Pitt was Chief Information Officer from July 2016 until May 2021 at LogMeIn Inc. Prior roles included Chief Information Officer and senior technology and IT roles at Thunderbird/Smart Communications, IntraLinks Inc., Tata Consultancy Services and Chordiant Software Inc.
Mr. Quinn became Senior Vice President, Core Field Organization in August 2017, and was elevated to Executive Vice President in November 2021. Mr. Quinn is responsible for global field operations for OpenEdge, Corticon, DataDirect Connect, DataDirect Hybrid Data Pipeline, Sitefinity, MOVEit and WhatsUp Gold, Kemp Loadmaster and Kemp Flowmon. Prior to joining our company, Mr. Quinn was President and Chief Executive Officer of FalconStor Software, Inc. Mr. Quinn joined FalconStor Software in April 2012 as vice president of sales and marketing for North America, and he was named executive vice president and chief operating officer (COO) in April 2013, interim CEO in June 2013 and CEO in July 2013. Prior roles included Executive Vice President of Global Partners and International Sales at CA Technologies until 2006 and Commissioner of Information Technology (CIO) at Suffolk County Department of Information Technology (DoIT) from 2008 until 2012.
Mr. Segal became Senior Vice President, Corporate Development in May 2020 and was elevated to Executive Vice President in November 2021. In this role, Mr. Segal is responsible for leading our inorganic growth strategy to deliver sustained shareholder value through accretive acquisitions. Prior to joining our company, Mr. Segal was Global Head of Corporate Development at LogMeIn, a position he assumed in September 2019. Prior to that time, Mr. Segal was Vice President, Corporate Development at LogMeIn beginning in March 2016. Prior to that time, Mr. Segal was Vice President, Corporate Development at Akamai Technologies, which he joined in April 2000.
2022 Proxy Statement 47

Mr. Subramanian became Senior Vice President and General Manager, Chef in October 2020 upon completion of our acquisition of Chef and was elevated to Executive Vice President in November 2021. As General Manager, Mr. Subramanian is responsible for the sales, product management, product marketing, field marketing, technical support and engineering for the Chef product lines. Prior to that time, upon joining our company in August 2019, Mr. Subramanian was responsible for driving all facets of the company’s early-stage products including the Kinvey, Kinvey Health Cloud, DataRPM, NativeChat and NativeScript product lines. Prior to joining Progress, Mr. Subramanian was an Executive Director at athenahealth, Inc., from August 2016 to July 2019, and Vice President, Products at Citrus Payment Solutions Pvt. Ltd., from September 2015 to August 2016. Previously, he served as Vice President, SaaS at Kaseya, Inc., from January 2014 to August 2015.
48 PROGRESS SOFTWARE CORPORATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction
This “Compensation Discussion and Analysis” section describes the elements of our compensation programs for our executive officers. This section also provides an overview of our executive compensation philosophy and analyzes how and why the Compensation Committee of our Board of Directors arrives at specific compensation decisions and policies.
We describe below our compensation philosophy, policies, and practices relating to the fiscal year ended November 30, 2021, with respect to the following “named executive officers” (“NEOs”), whose compensation is set forth in the “Summary Compensation Table” and other compensation tables contained in this proxy statement:
•	Yogesh Gupta, our President and Chief Executive Officer;
•	Anthony Folger, our Executive Vice President, Chief Financial Officer;
•	Stephen Faberman, our Executive Vice President, Chief Legal Officer;
•	Loren Jarrett, our Executive Vice President and General Manager, Developer Tools Business; and
•	Gary Quinn, our Executive Vice President, Field Organization—Enterprise Application Experience Business.
On March 5, 2022, Mr. Quinn informed us that he is resigning effective April 8, 2022. Because Mr. Quinn was one of our named executive officers for the entire 2021 fiscal year, the terms of Mr. Quinn’s compensation are discussed in this “Compensation Discussion and Analysis” section.
We present our Compensation Discussion and Analysis in the following sections:
1.	Executive Summary. In this section, we discuss our strategy, our fiscal 2021 corporate performance and certain governance aspects of our executive compensation program.	p. 50
2.	Executive Compensation Program. In this section, we describe our executive compensation philosophy and process and the material elements of our executive compensation program.	p. 58
3.
2021 Executive Compensation Decisions. In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for fiscal 2021 and certain actions taken before or after fiscal 2021, when doing so enhances the understanding of our executive compensation program.
p. 63
4.	Other Executive Compensation Matters. In this section, we describe our other compensation policies and review the accounting and tax treatment of compensation.	p. 76
2022 Proxy Statement 49

Executive Summary
Business Overview
Dedicated to propelling business forward in a technology-driven world, Progress helps businesses drive faster cycles of innovation, fuel momentum and accelerate their path to success. As the trusted provider of the best products to develop, deploy and manage high-impact applications, we enable customers to develop the applications and experiences they need, deploy where and how they want and manage it all safely and securely. Hundreds of thousands of enterprises, including 1,700 software companies and 3.5 million developers, depend on us to achieve their goals—with confidence.
Our Strategy
Our strategy is centered around the following key tenets:
Trusted Provider of the Best Products to Develop, Deploy and Manage High-Impact Business Applications. A key element of our strategy is centered on providing the platform and tools enterprises need to build modern, strategic business applications. We offer these products and tools to both new customers and partners as well as our existing partner and customer ecosystems. This strategy builds on our vast experience in application development that we've acquired over the past 40 years.
Focus on Customer and Partner Retention to Drive Recurring Revenue and Profitability. Our organizational philosophy and operating principles focus primarily on customer and partner retention and success, and a streamlined operating approach to more efficiently drive predictable and stable recurring revenue and high levels of profitability.
Total Growth Strategy Driven by Accretive M&A. We are pursuing a total growth strategy driven by accretive acquisitions of businesses within the software infrastructure space, with products that appeal to both IT organizations and individual developers. These acquisitions must meet strict financial and other criteria, with the goal of driving significant stockholder returns by providing scale and increased cash flows. In April 2019, we acquired Ipswitch, Inc. and in October 2020, we acquired Chef, both of which met our strict financial criteria. In November 2021, we acquired Kemp Technologies Inc. (“Kemp Technologies”), which we expect to meet our strict financial criteria and will provide such scale and increased cash flows.
Multi-Faceted Capital Allocation Strategy. Our capital allocation policy emphasizes accretive M&A, which allows us to expand our business and drive significant stockholder returns, and utilizes dividends and share repurchases to return capital to stockholders. We intend to repurchase our shares in sufficient quantities to offset dilution from our equity plans. Lastly, we return a significant portion of our annual cash flows from operations to stockholders in the form of dividends.
COVID-19 Impact
Our fiscal 2021, which began on December 1, 2020, and ended on November 30, 2021, was again influenced by the ongoing COVID-19 pandemic. As we approached our fiscal 2021 budget and strategic planning process, we anticipated that the global slowdown of economic and business activity caused by the pandemic would begin to slowly recede. We assessed our business and planned for how it could be impacted by the pandemic in fiscal 2021. We considered the following factors:
•	Our financial and operating performance improved in the second half of fiscal 2020 as our customers and partners began to see increased demand for their products.
•
Our continuing focus on customer and partner retention and our streamlined operating approach enabled us to achieve recurring revenue as a percentage of our total revenue of more than 80% while maintaining operating margins greater than 40%.

•
In fiscal 2020, our employees successfully transitioned to working almost exclusively remotely, which gave us the confidence that our resilient employees could continue to work remotely, if necessary, while delivering the support our customers and partners require.

50 PROGRESS SOFTWARE CORPORATION

•
Because our products power mission-critical applications across a variety of industries and the cost, effort and time required to replace our solutions would be prohibitive in most cases, we did not experience meaningful churn in our installed base of customers as we maintained our retention rates well over 90%.

•	Economic conditions and uncertainty did not significantly impact the timing of our maintenance contract renewals and customer collections.
•
To ensure the health and well-being of our employees, we planned to continue to allow employees to work remotely although we expected worldwide travel, events, and utilization of our offices to increase although not to pre-pandemic levels.

•	The disruption caused by the COVID-19 variants and the inconsistent responses of countries in which we do business created uncertainty that the business recovery would occur globally, if at all.
•	Our ability to acquire new customers and expand existing customer installations could still be disrupted by the pandemic and government responses to changing local conditions.
As a result of these considerations, we devised a highly disciplined fiscal 2021 budget and operating plan that balanced our expectations that we would see higher demand for our products and services, enabling us to modestly grow revenue and free cash flow, but still considered potential COVID-19 headwinds. We similarly managed our operating expenses to ensure that we maintained our profitability and operating margin despite the risk of reduced revenue and free cash flow. The resulting operating plan was reflected in our financial guidance to stockholders for fiscal 2021.
Fiscal 2021 Performance
As outlined below, our financial and operating performance in fiscal 2021 exceeded our expectations with respect to every financial metric. We benefited from exceptionally strong demand for our products and services throughout fiscal 2021, especially during the first half of fiscal 2021 as businesses emerged from the COVID-19 economic shutdown. This demand was across all our products and solutions and spanned all geographies. Our employees, most of whom continued to work remotely, worked tirelessly, enabling us to execute exceptionally well against our strategic plan.
Of note, in fiscal 2021, we completed another sizable acquisition meeting our disciplined acquisition criteria—our third in as many years. In November 2021, we acquired Kemp Technologies, an application experience company that helps enterprises deliver, optimize and secure applications and networks across any cloud or hybrid environment. This acquisition, together with our acquisitions of Ipswitch and Chef Software, advances our total growth strategy of doubling our size in five years.
Highlights of our fiscal 2021 operational and financial results include:
•	Exceeded revenue guidance on both a GAAP and non-GAAP basis for each fiscal quarter of, and full year, fiscal 2021;
•	Exceeded top end of earnings per share guidance on both a GAAP and non-GAAP basis for each fiscal quarter of, and full year, fiscal 2021;
•	Annualized recurring revenue (“ARR”) of $486 million as of the end of fiscal 2021, increased 12% year-over-year;
•	Net dollar retention rate (current period ARR divided by prior period ARR) above 100% as of the end of fiscal 2021, illustrating our predictable and durable revenue performance;
•	Successful integration of Chef, our late 2020 acquisition, with revenue and synergies at or above our financial expectations;
•	100 bps operating margin expansion in fiscal 2021;
•	Key product releases, including DataDirect Sitefinity, MOVEit and WhatsUp Gold;
•	90%+ renewal rates in fiscal 2021 for OpenEdge, our flagship product, as well as for our business as a whole;
2022 Proxy Statement 51

•	Achieved record cash flows of nearly $179 million in cash from operations generated in fiscal 2021;
•	Issued $360 million convertible secured notes, due 2026, in a private placement, the proceeds of which were utilized to fund the purchase price for the Kemp acquisition in November 2021; and
•	Over $65 million of capital returned to stockholders in fiscal 2021, including more than $30 million in dividends.
The table below summarizes our 2021 financial results as compared to fiscal 2020:
(In millions, except percentages and per share amounts)		Fiscal 2021 Actual	Fiscal 2020 Actual	Change
GAAP
	Revenue	$531.3	$442.1	20%
	Income from operations	$116.1	$107.7	8%
	Operating Margin	22%	24%	(200) bps
	Diluted earnings per share	$1.76	$1.76	—%
	Cash from operations	$178.5	$144.8	23%
Non-GAAP
	Revenue	$557.3	$456.2	22%
	Income from operations	$229.2	$182.8	25%
	Operating Margin	41%	40%	100 bps
	Diluted earnings per share	$3.87	$3.09	25%
	Adjusted free cash flow	$179.4	$142.5	26%
A reconciliation between the GAAP results and non-GAAP measures is in Appendix A at the end of this Proxy statement.
Despite the challenges posed by the COVID-19 pandemic, our fiscal 2021 results reflected pent-up customer demand, strong business performance, effective execution, and our relentless commitment to ensuring customer success by delivering high quality product offerings and support. Our fiscal 2021 financial and strategic highlights and their impact on executive compensation are summarized below.
GAAP Results vs. Non-GAAP Measures
As disclosed in our press releases regarding annual and quarterly earnings and other communications, we provide financial information using methods in addition to those prescribed by generally accepted accounting principles in the United States (“GAAP”), such as non-GAAP revenue, non-GAAP operating income, non-GAAP earnings per share and adjusted free cash flow.
We believe these non-GAAP financial measures enhance the reader’s overall understanding of our current financial performance and our prospects for the future by providing more transparency for certain financial measures and providing a level of disclosure that helps investors understand how we plan and measure our business. We believe that providing these non-GAAP measures affords investors a view of our operating results that may be more easily compared to our peer companies and enables investors to consider our operating results on both a GAAP and non-GAAP basis during and following the integration period of our acquisitions. Presenting the GAAP measures on their own may not be indicative of our core operating results. Furthermore, management believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to our financial condition and results of operations.
52 PROGRESS SOFTWARE CORPORATION

Non-GAAP revenue, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, impairment of acquired intangible assets, stock-based compensation expense, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. Adjusted free cash flow is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs, plus restructuring payments.
This non-GAAP information is not in accordance with, or an alternative to, GAAP information and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on our financial results. We provide a reconciliation of non-GAAP adjustments to our GAAP financial results in our earnings releases, and we make this information available on our website at www.progress.com within the “Investor Relations” section.
Additional Performance Metrics
As disclosed in our press releases regarding annual and quarterly earnings and other communications, we provide other operating metrics that are not calculated in accordance with GAAP.
Annual Recurring Revenue (ARR)
We provide an ARR performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources has increased in recent years. ARR represents the annualized contract value for all active and contractually binding term-based contracts at the end of a period. ARR includes maintenance, software upgrade rights, public cloud, and on-premises subscription-based transactions and managed services. ARR mitigates fluctuations due to seasonality, contract term and the sales mix of subscriptions for term-based licenses and SaaS.
ARR is not calculated in accordance with GAAP. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.
We define ARR as the annual recurring revenue of term-based contracts from all customers at a point in time. We calculate ARR by taking monthly recurring revenue (“MRR”) and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, and monthly subscriptions. The calculation is done at constant currency using the current year budgeted exchange rates for all periods presented.
Net Dollar Retention Rate
We calculate net dollar retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these same customers as of the current period end (“Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the net dollar retention rate. Net dollar retention rate is not calculated in accordance with GAAP.
2022 Proxy Statement 53

2021 Compensation Highlights
The Compensation Committee’s philosophy is to tie executive pay to company performance, thereby creating alignment with our stockholders and driving the creation of sustainable long-term stockholder value. Despite the challenges of the COVID-19 pandemic that persisted during fiscal year 2021, our compensation programs continued to reflect this philosophy, and compensation earned reflected our business achievements.
Our fiscal 2021 budget and operating plan prioritized enhancing customer retention and reflected our expectations for strong recurring revenue and high renewal rates but limited revenue growth beyond the inclusion of Chef for the entire fiscal year. Consistent with past years, we also prioritized operating our business as efficiently as possible to strengthen Progress for the benefit of stockholders. In addition, our fiscal 2021 plan reflected our focus on growing our business largely through accretive acquisitions.
As was the case in fiscal 2020, the Compensation Committee utilized a combination of short and long-term compensation programs to advance our strategy.
54 PROGRESS SOFTWARE CORPORATION

FISCAL 2021 COMPENSATION STRUCTURE

Our executives’ target compensation for fiscal 2021 consisted of the components described below:

Our fiscal 2021 compensation structure at the start of fiscal 2021 as shown in the table above was consistent with our fiscal 2020 compensation structure. As described below, the Compensation Committee modified the fiscal 2021 long-term performance-based restricted stock units (“PSUs”) applicable to the Named Executive Officers by adjusting the weighting of the performance measures. The Compensation Committee reviewed our fiscal 2021 compensation structure in November 2020 and January 2021 in consultation with Pay Governance, our external compensation consultant. Consistent with prior years, our annual incentive bonus plan was designed to achieve financial goals related to our business plan for fiscal 2021 and in line with our financial guidance to stockholders.
2022 Proxy Statement 55

For fiscal 2021, payouts under our Corporate Bonus Plan were made at maximum performance (150% of target), based on our very strong results against plan. The construct, underlying metrics and resulting performance and payout outcome under the Corporate Bonus Plan are described further in the section below entitled “Cash Incentive Compensation”.
The three-year performance period for PSUs awarded under our 2019 Long-Term Incentive Plan (“LTIP”) ended on November 30, 2021. Based on our relative total shareholder return (“TSR”) during that period, we achieved a final payout of 77% for the TSR metric, and 200%, or maximum, level of performance for the cumulative total operating income metric. As a result, 139% of the awarded PSUs were earned, as described further in the section entitled “2021 Executive Compensation Decisions – Equity Compensation – LTIP PSUs” below.
Alignment of CEO Realizable Pay Value and Performance
The Compensation Committee reviews realizable pay value analyses for the executive officers to inform design and award levels for long-term incentive awards. We believe our overall executive compensation program has been effective at driving the achievement of our target financial and strategic results, appropriately aligning executive pay and corporate performance and enabling us to attract and retain top executives within our industry.
When results do not meet our expectations, our named executive officers receive compensation that is below our target levels and may be below market in comparison to our peer group. The table below shows the target and realizable pay for our CEO, Mr. Gupta, for fiscal years 2019 through 2021. The realizable pay values shown below are as of our 2021 fiscal year-end, November 30, 2021. Realizable pay calculations show the potential value of pay as of a specific date; however, the actual pay realized will vary due to performance, vesting provisions and changes in stock price.
	Total Target Compensation ($)(1)	Total Realizable Compensation ($)(2)	Realizable Pay as a Percentage of Target Pay %
2019	4,800,000	7,611,367	159%
2020	5,000,000	4,828,305	97%
2021	5,650,000	8,108,935	144%
Average 2019-2021	5,150,000	6,849,536	133%
(1)
Total Target Compensation is defined as the sum of (a) annual base salary, (b) target bonus, (c) the value of stock options awarded, equal to the number of options granted multiplied by the Black-Scholes value of such options on the grant date, the value of RSUs awarded, equal to the number of RSUs granted multiplied by the closing price of our stock on the grant date, and (e) the value of PSUs awarded under our LTIP, equal to the number of PSUs granted assuming 100% performance multiplied by the closing price of our stock on the grant date.

(2)
Total Realizable Compensation is defined as the sum of (a) annual base salary, (b) actual corporate bonus plan award paid, (c) the “in-the-money” value of stock options as of November 30, 2021 (the last trading day of our fiscal year 2021), the value of RSUs awarded, equal to the number of RSUs granted multiplied by the closing price of our stock on November 30, 2021, which was $48.45 and (e) the value of PSUs awarded, determined by measuring the performance thus far in the performance period and determining the resulting level of assumed payout as of the most recent fiscal year end. With respect to the 2019 LTIP PSUs, the amounts in this column reflect that based on our relative TSR during the three-year performance period, we performed at a final payout of 77% performance for the TSR metric and 200%, or maximum, level of performance for the cumulative total operating income metric and, as a result, 139% of the awarded PSUs were earned. With respect to each of the 2020 and 2021 LTIP PSUs, we have assumed achievement of both the total shareholder return and the operating income metrics based on company performance thus far in the performance period and determined the resulting level of payout as of November 30, 2021. As a result of our financial performance in fiscal years 2019, 2020, and 2021, Mr. Gupta earned 105%, 94%, and 150% of his annual bonus, respectively.

In January 2021, the Committee evaluated Mr. Gupta's fiscal 2021 target annual equity compensation against our compensation peer group. Based on this review, the Committee recommended to the independent directors of the Board of Directors an increase of $650,000 to Mr. Gupta’s annual equity award for fiscal 2021. The independent directors of the Board approved this recommendation and, accordingly, for fiscal 2021, the value of Mr. Gupta’s annual equity award was increased by $650,000 to $4,500,000, with 50% of the award in the form of LTIP PSUs, 30% in the form of time-based RSUs and 20% in the form of stock options. For 2019, 2020, and 2021, the amount and mix of Mr. Gupta’s cash compensation remained unchanged as his cash compensation was in line with the compensation peer group.
56 PROGRESS SOFTWARE CORPORATION

Response to 2021 Say-on-Pay Vote and the Evolution of our Executive
Compensation Programs
We value the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly seek feedback from our stockholders to better understand their opinions on governance issues, including compensation. The Compensation Committee carefully considers stockholder feedback and the outcome of each vote when reviewing our executive compensation programs each year.
At our 2021 annual stockholders meeting, approximately 96% of the votes cast approved, on an advisory basis, our executive compensation for fiscal year 2020. As shown in the table below, for each of the past five years, we received at least 96% support with respect to the advisory vote on executive compensation.

The Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholders' views when making future compensation decisions for our executives.
Compensation Governance
What We Do:	What We Don’t Do:

√ 70% of annual equity award is performance-based
√ Grant performance-based equity awards with performance measures that span three years
√ Utilize different measures for performance equity awards and cash incentives
√ Maintain stock ownership guidelines to ensure our directors' and executives’ interests are aligned with those of our stockholders
√ Maintain compensation recovery (or “clawback”) policy
√ Cap the amounts our executives can earn under our annual incentive plans
√ Compensation Committee retains independent compensation consultant
X No perquisites X No guaranteed salary increases or non-performance-based bonuses X No pledging or hedging of company stock by directors or executive officers X No excise tax gross-ups
2022 Proxy Statement 57

Executive Compensation Program
Philosophy and Objectives
Our philosophy is to reward executive officers based upon corporate performance, as well as to provide long-term incentives for the achievement of financial and strategic goals. We use a combination of cash compensation, composed of base salary and an annual cash bonus program, long-term equity incentive compensation programs, and a broad-based benefits program to create a competitive compensation package for our executive management team. We tie the payment of cash and long-term equity incentive compensation to executive officers exclusively to the achievement of financial objectives.
The Compensation Committee uses the following principles to guide its decisions regarding the compensation of our executive officers:
Pay for Performance:
Total compensation should reflect a “pay-for-performance” philosophy in which more than 50% of each executive officer’s compensation is tied to the achievement of company financial objectives. Cash compensation for our executive officers is weighted toward short-term incentive bonus awards tied to company financial objectives that are difficult to attain and require achievement closely linked to our annual operating plan and budget and publicly announced expectations. Long-term incentive awards, namely PSUs and stock options, also ensure pay and performance alignment over the long term.

Alignment with Stockholders’ Interests:	Total compensation levels should include long-term performance-based equity awards to align executive officer and stockholder interests.
Internal Parity:
To the extent practicable, base salaries and short- and long-term incentive targets for similarly situated executive officers should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.

External Competitiveness:
Total compensation should be competitive with peer companies so that we can attract and retain high performing key executive talent. To achieve this goal within market ranges, our Compensation Committee annually reviews the compensation practices of other companies in our peer group, as discussed in the “Peer Group" section below.

58 PROGRESS SOFTWARE CORPORATION

Compensation Review Process
Compensation Committee Calendar

January

- Determine achievement under prior period performance-based compensation
- Review pay-for-performance alignment
- Make annual performance-based and service-based equity awards
- Establish executive compensation for year

March

- Review Compensation Discussion and Analysis
- Review non-executive Board of Directors compensation

June

- Review annual say-on-pay vote results and proxy advisor recommendations
- Review Compensation Committee Charter

September

- Review and establish compensation peer group for upcoming year
- Review executive compensation trends and regulatory updates

November

- Review equity use and forecast expense
- Establish performance-based compensation plans for next year

Role of Compensation Committee
Toward the end of each fiscal year, the Compensation Committee begins the process of reviewing executive officer compensation for the next fiscal year. The Compensation Committee is provided with reports from its independent compensation consultant comparing our executive compensation and equity granting practices relative to the market and to our peer group. The Compensation Committee reviews recommendations from management on the current fiscal year annual and long-term incentive compensation programs. The Compensation Committee then reviews and approves any changes to executive officers’ total target cash compensation and long-term equity incentive compensation. The Compensation Committee reviews all recommendations considering our compensation philosophy and seeks input from its independent compensation consultant prior to making any final decisions.
Role of Chief Executive Officer
Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to compensation for his direct reports (including our other named executive officers). In making these recommendations, the factors considered include market data, tenure, individual performance, responsibilities, and experience levels of the executives, as well as the compensation of the executives relative to one another.
These initial CEO recommendations are presented at Compensation Committee meetings. The Total Rewards group within our People (Human Resources) Department and individuals within our Finance and Legal Departments support the Compensation Committee in the performance of its responsibilities. During fiscal 2021, our Chief Financial Officer, Chief Legal Officer and Chief People Officer attended the Compensation Committee meetings to provide perspectives on the competitive landscape, the needs of the business, information about our financial performance and relevant legal and regulatory developments.
The Compensation Committee meets in executive session (without management) with its independent compensation consultant to deliberate on executive compensation matters. None of our executive officers participate in the Compensation Committee’s deliberations or decisions regarding their own compensation.
2022 Proxy Statement 59

Role of Compensation Consultant
Our Compensation Committee again retained Pay Governance to advise it on matters related to executive compensation for fiscal 2021.
Other than providing limited guidance regarding our broad-based equity plan design for all employees, which was approved by the Compensation Committee, Pay Governance did not provide any services for management in fiscal 2021. Pay Governance consulted with our management when requested by the Compensation Committee and only as necessary to obtain relevant compensation and performance data for the executives as well as essential business information so that it could effectively support the Compensation Committee with appropriate competitive market information and relevant analyses.
During fiscal 2021, Pay Governance provided a range of services to the Compensation Committee to support the Compensation Committee’s agenda and obligations under its charter, including providing advice relating to the impact of regulatory updates, industry trends and peer group compensation data, advice on the structure and competitiveness of our compensation programs, advice on the consistency of our programs with our executive compensation philosophy and advice on director compensation. Representatives of Pay Governance also attended Compensation Committee meetings.
The Compensation Committee assessed the independence of Pay Governance and determined that Pay Governance is independent of our company and has no relationships that could create a conflict of interest with us. As part of its assessment, the Compensation Committee considered the fact that Pay Governance did not provide any other services to us and consults with our management only as necessary to provide the services described above.
Peer Group
To assist the Compensation Committee in making decisions on total compensation for executives and company-wide equity grants, the Compensation Committee utilizes peer and industry group data and analyses. Each year, as necessary, the Compensation Committee reviews with its independent compensation consultant the list of peer companies as points of comparison to ensure that comparisons are meaningful.
For fiscal 2021, Pay Governance provided recommendations on the composition of our peer group. Based on the facts described in the table below and management’s input, for fiscal 2021, Pay Governance recommended, and the Compensation Committee approved, the following peer group:
60 PROGRESS SOFTWARE CORPORATION

General Description	Criteria Considered	Peer Group List
Software and high technology companies which operate in similar or related businesses and with which Progress competes for talent	Publicly traded and based in U.S. Revenues-0.5x to 2.5x of Progress Market Cap-0.2x to 3.0x of Progress Other (e.g., recent financial performance, business model, proxy advisor peers)
Aspen Technology, Inc.

Avid Technology, Inc.

Appian Corporation

Blackbaud, Inc.*

Bottomline Technologies (de), Inc.

CommVault Systems, Inc.

Cornerstone OnDemand, Inc.*

Everbridge, Inc.

HubSpot Inc.

Manhattan Associates, Inc.

MicroStrategy, Incorporated

MongoDB, Inc.

OneSpan Inc.

Pegasystems, Inc.

QAD Inc.*

Rapid7, Inc.

SailPoint Technologies Holdings, Inc.*

Synchronoss Technologies, Inc.

SPS Commerce, Inc.*

Talend S.A.*

*Added for 2021

For fiscal 2021, the Compensation Committee removed three peer companies utilized in 2020 and added three new peer companies as shown in the table above. The three companies removed (Carbonite, Inc., LogMeIn, Inc. and TiVo Corporation) were acquired during 2020.
Pay Governance then prepared a compensation analysis based on survey data and data gathered from publicly available information for our peer group companies. Pay Governance separately analyzed and advised the Compensation Committee regarding the pay practices of companies engaged in a total growth strategy like ours.
Survey Data
The executive compensation analysis prepared by Pay Governance included data from Radford’s 2020 Global Technology Survey for companies with revenues similar to us. The Compensation Committee used this data to compare the current compensation of our named and other executive officers to the peer group and to determine the relative market value for each position, based on direct, quantitative comparisons of pay levels. The survey data was used when there was a lack of public peer data for an executive’s position and to obtain a general market understanding of current compensation practices.
2022 Proxy Statement 61

Competitive Positioning
Fiscal 2021 target total direct compensation for our named executive officers was set by the Compensation Committee based predominantly on competitive pay practices, as reflected in the peer group and survey data. The Compensation Committee reviews market data at the 25th, 50th, and 75th percentile and, for 2021, sought to target total direct compensation for the named executive officers as a group at the 50th percentile of our peer group in setting our executive compensation programs. Additional adjustments were considered based on individual importance to our company, anticipated future contributions, internal pay equity, and historical pay levels, as well as the level of an executive officer’s unvested equity awards and incentives.
Components of Executive Officer Compensation
Compensation for our named executive officers currently consists of three primary components that are designed to reward performance in a simple and straightforward manner: base salaries, annual cash bonuses, and long-term equity awards. The purpose and key characteristics of each of these components, in addition to other compensation elements described below, and how each element accomplishes the goals and objectives of our overall program are summarized below.
Compensation Element Objective	Objective	Key Features
• Cash Compensation	To attract, motivate and reward executives whose knowledge, skills, and performance are critical to our success
• Base Salary	To secure and retain services of key executive talent by providing a fixed level of cash compensation for performing essential elements of position	Adjustments may be made to reflect market conditions for a position, changes in the status or duties associated with a position, individual performance, or internal pay equity
• Annual Cash Bonus	To encourage and reward annual corporate performance that enhances short and long-term stockholder value	Cash bonuses are based on percentage of base salary, with actual awards based exclusively on attainment of objective corporate financial goals
• Equity Compensation	To align executives’ interests with those of stockholders
• PSUs under the Long-Term Incentive Plan	To align interests of management with those of our stockholders with the goal of creating long-term growth and value
Three-year performance period
Performance metrics utilized are:
• 75% operating income (subject to 35% annual operating margin threshold)
• 25% relative TSR in comparison to the S&P Software and Services Select Industry Index

• Restricted Stock Units	To retain executive talent	Service-based vesting over three-year period
• Stock Options	To align interests of management with those of our stockholders with the goal of creating long-term growth and value	Service-based vesting over four-year period Exercise price equal to fair market value on date of grant
• Other Compensation	To provide benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers
Indirect compensation element consisting of programs such as medical, dental, and vision insurance, a 401(k) plan with up to a 3% matching contribution, an employee stock purchase plan program, and other plans and programs generally made available to employees

62 PROGRESS SOFTWARE CORPORATION

Compensation Element Objective	Objective	Key Features
• Severance and Change in Control Benefits
To serve our retention and motivational objectives helping our named executive officers maintain continued focus, dedication to their responsibilities and objectivity to maximize stockholder value, including in the event of a transaction that could result in a change in control of our company; particularly important in a time of increased consolidation in our industry and increased competition for executive talent

Provides protection in the event of an involuntary termination of employment under specified circumstances, including following a change in control of our company as described below under “Executive Compensation-Severance and Change in Control Agreements” and "Estimate of Severance and Change in Control Benefits."

2021 Executive Compensation Decisions
2021 Program Design
Consistent with its pay-for-performance philosophy, the Compensation Committee emphasized alignment with our long-term business goals in designing our executive compensation programs for fiscal 2021. Our executive compensation programs for fiscal 2021 were designed to reflect our continued commitment to the total growth strategy we launched in 2018. As noted above, our strategy consists of the following primary objectives—
•	Be the trusted provider of the best products to develop, deploy and manage high-impact business applications.
•	Focus on customer and partner retention to drive recurring revenue and increased profitability.
•	Execute our total growth strategy driven by targeting accretive M&A.
•	Execute our multi-faceted capital allocation strategy.
Our fiscal 2021 budget and operating plan prioritized enhancing customer retention and reflected our expectations for strong recurring revenue and high renewal rates but limited revenue growth from our core products beyond the inclusion of Chef for the entire fiscal year. Consistent with past years, we also prioritized operating our business as efficiently as possible to strengthen Progress for the benefit of stockholders. In addition, our fiscal 2021 plan reflected our focus on growing our business largely through accretive acquisitions.
2022 Proxy Statement 63

The chart below summarizes the key attributes of each pay element for fiscal 2021.
Element	Key Attributes
Base salary
Aligns with scope and complexity of role and prevailing market conditions; salary levels are generally at market median

For fiscal 2021, the Compensation Committee increased the base salaries of each of Mr. Quinn and Ms Jarrett to reflect market data and for internal pay equity

Annual Cash Bonus
100% financial/formulaic

Fiscal 2021 metrics

•  Total non-GAAP revenue (40%)
•  Total non-GAAP operating income (40%)
•  Total adjusted free cash flow (20%)

Thresholds set at 98% of total revenue target, 92% of operating income target and 97% of adjusted free cash flow target under our annual budget

Payouts under the annual cash bonuses capped at 150% of target amounts

For fiscal 2021, the Compensation Committee did not make any changes to the annual cash bonus targets of any of the named executive officers.

RSUs	Vests over three years to support retention 30% of annual equity award
Stock options	Vests over four years to support retention and align with our stockholders’ interests 20% of annual equity award
LTIP PSUs
Three-year performance period

Performance metrics utilized are 75% operating income (subject to 35% annual operating margin threshold) and 25% relative TSR in comparison to the S&P Software and Services Select Industry Index

50% of annual equity award

Pay Mix
In setting the mix among the different elements of executive compensation, we do not target specific allocations, but generally weight target compensation more heavily toward performance-based compensation, both cash and equity. The percentage of performance-based compensation for our executive officers and other employees increases with job responsibility, reflecting our view of internal pay equity and the ability of a given employee to contribute to our results. We also generally align our compensation mix with the practices of our peer group when possible and to the extent consistent with our compensation strategy and business plan.
64 PROGRESS SOFTWARE CORPORATION

As shown in the charts below, the total direct compensation mix for Mr. Gupta and our other named executive officers in fiscal 2021 was consistent with our peer group.

Progress--CEO

10%
10%
80%
Base Salary
Target Annual Incentive
Long Term Incentive

Peers--CEO

16%
15%
69%
Base Salary
Target Annual Incentive
Long Term Incentive

Progress--CFO

17%
11%
72%
Base Salary
Target Annual Incentive
Long Term Incentive

Peers--CFO

19%
12%
69%
Base Salary
Target Annual Incentive
Long Term Incentive

2022 Proxy Statement 65

* “Other NEOs” reflects average of NEO salaries, excluding CFO
These allocations reflect our belief that a significant portion of our named executive officers’ compensation should be performance-based and therefore “at risk” based on company performance, as well as subject to service requirements. Since our cash incentive opportunities and equity incentive awards have both upside opportunities and downside risks and our actual performance can deviate from the target goals, the amount of compensation earned will differ from the target allocations.
Individual Considerations
Below is a summary of the fiscal compensation decisions and, where applicable, changes for each named executive officer from fiscal 2020.
Yogesh Gupta, President and Chief Executive Officer(1)
	2020 Target Pay ($)	2021 Target Pay ($)
Target Annual Cash Compensation	1,150,000	1,150,000(6)
Base Salary	575,000	575,000
Target Bonus	575,000(2)	575,000(7)
Target Annual Equity Compensation	3,850,000	4,500,000(8)
Target Annual RSUs	1,155,000(3)	1,350,000(9)
Target Annual Stock Options	770,000(4)	900,000(10)
Target LTIP PSUs	1,925,000(5)	2,250,000(11)
Total Target Annual Compensation	5,000,000	5,650,000
66 PROGRESS SOFTWARE CORPORATION

(1)	Mr. Gupta became our President Chief Executive Officer in October 2016. We entered into an employment agreement with Mr. Gupta setting forth his initial compensation terms.
(2)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Gupta earned 94% of his fiscal 2020 target bonus.
(3)	RSUs vest in equal installments every six months over three years beginning on October 1, 2020.
(4)	Stock options vest in equal installments every six months over four years beginning on October 1, 2020.
(5)	PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures.
(6)
We evaluated Mr. Gupta's fiscal 2020 target annual cash compensation against our compensation peer group to determine whether any changes should be made. We determined that Mr. Gupta's target annual cash compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2021.

(7)
Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Gupta earned 150% of his fiscal 2021 target bonus. For a discussion of the company’s performance and the fiscal 2021 Corporate Bonus Plan, see “Cash Incentive Compensation”.

(8)
We evaluated Mr. Gupta's fiscal 2020 target annual equity compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that the value of Mr. Gupta’s target annual equity compensation should be increased by $650,000 for fiscal 2021 to better reflect the market data positioning sought by the Compensation Committee.

(9)	RSUs vest in equal installments every six months over three years beginning October 1, 2021.
(10)	Stock options vest in equal installments every six months over four years beginning on October 1, 2021.
(11)	PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures.
Anthony Folger, Chief Financial Officer(1)
	2020 Target Pay ($)	2021 Target Pay ($)
Target Annual Cash Compensation	660,000	660,000(6)
Base Salary	400,000	400,000
Target Bonus	260,000(2)	260,000 (7)
Target Annual Equity Compensation	1,600,000	1,700,000(8)
Target Annual RSUs	480,000(3)	510,000(9)
Target Annual Stock Options	320,000(4)	340,000(10)
Target LTIP PSUs	800,000(5)	850,000(11)
Total Target Annual Compensation	2,260,000	2,360,0000
(1)
Mr. Folger became our Chief Financial Officer in January 2020 and was elevated to Executive Vice President in November 2021. We entered into an employment agreement with Mr. Folger setting forth his initial compensation terms.

(2)
Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Folger earned 94% of his fiscal 2020 target bonus prorated to reflect his employment commencement date.

(3)	RSUs vest in equal installments every six months over three years beginning October 1, 2020.
(4)	Stock options vest in equal installments every six months over four years beginning on October 1, 2020.
(5)	PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures.
(6)
We evaluated Mr. Folger’s fiscal 2020 target annual cash compensation against our compensation peer group to determine whether any changes should be made. We determined that Mr. Folger's target annual cash compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2021.

(7)
Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Folger’s earned 150% of his fiscal 2021 target bonus. For a discussion of company’s performance and the fiscal 2021 Corporate Bonus Plan, see “Cash Incentive Compensation”.

(8)
We evaluated Mr. Folger’s fiscal 2020 target annual equity compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that the value of Mr. Folger’s target annual equity compensation should be increased by $100,000 for fiscal 2021 to better reflect the market data positioning sought by the Compensation Committee.

(9)	RSUs vest in equal installments every six months over three years beginning October 1, 2021.
(10)	Stock options vest in equal installments every six months over four years beginning on October 1, 2021.
(11)	PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures.
2022 Proxy Statement 67

Stephen Faberman, Chief Legal Officer(1)
	2020 Target Pay ($)	2021 Target Pay ($)
Target Annual Cash Compensation	562,500	562,500(6)
Base Salary	375,000	375,000
Target Bonus	187,500(2)	187,500(7)
Target Annual Equity Compensation	700,000	800,000(8)
Target Annual RSUs	210,000(3)	240,000(9)
Target Annual Stock Options	140,000(4)	160,000(10)
Target LTIP PSUs	350,000(5)	400,000(11)
Total Target Annual Compensation	1,262,500	1,362,500
Special RSU Award	—	2,500,000(12)
(1)
Mr. Faberman became our General Counsel in December 2012, our Chief Legal Officer in December 2015, and was elevated to Executive Vice President in November 2021. He served in various roles with us of increasing complexity, after joining us in May 2008.

(2)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Faberman earned 94% of his fiscal 2020 target bonus.
(3)	RSUs vest in equal installments every six months over three years beginning on October 1, 2020.
(4)	Stock options vest in equal installments every six months over four years beginning on October 1, 2020.
(5)	PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures.
(6)
We evaluated Mr. Faberman’s fiscal 2020 target annual cash compensation against our compensation peer group to determine whether any changes should be made. We determined that Mr. Faberman's target annual cash compensation was in line with the market data positioning sought by the Compensation Committee and made no changes for fiscal 2021.

(7)
Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Faberman earned 150% of his fiscal 2021 target bonus. For a discussion of the 2021 Corporate Bonus Plan, see “Cash Incentive Compensation”.

(8)
We evaluated Mr. Faberman’s fiscal 2020 target annual equity compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that the value of Mr. Faberman’s target annual equity compensation should be increased by $100,000 for fiscal 2021 to better reflect the market data positioning sought by the Compensation Committee.

(9)	Annual RSUs vest in equal installments every six months over three years beginning on October 1, 2021.
(10)	Stock options vest in equal installments every six months over four years beginning on October 1, 2021.
(11)	PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures.
(12)
Represents a special, one-time RSU grant in recognition of Mr. Faberman’s significant contributions to the Company and to provide continuity over the next several years. The RSUs vest in equal installments every six months over three years, with the first such vest of one-third of the RSUs occurring on April 1, 2022. See further description under the “Equity Compensation” section of this CD&A.

Loren Jarrett, Executive Vice President and General Manager – Developer Tools Business(1)
	2020 Target Pay ($)	2021 Target Pay ($)
Target Annual Cash Compensation	568,000	592,000(6)
Base Salary	355,000	370,000
Target Bonus	213,000(2)	222,000(7)
Target Annual Equity Compensation	700,000	800,000(8)
Target Annual RSUs	210,000(3)	240,000(9)
Target Annual Stock Options	140,000(4)	160,000(10)
Target LTIP PSUs	350,000(5)	400,000(11)
Total Target Annual Compensation	1,268,000	1,392,000
(1)
Ms. Jarrett joined Progress as our Chief Marketing Officer in January 2017. She became SVP, General Manager of our Developer Tools business in June 2019 and was elevated to Executive Vice President in November 2021. Ms. Jarrett's compensation did not change in connection with her role change.

68 PROGRESS SOFTWARE CORPORATION

(2)
Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, in fiscal 2020, Ms. Jarrett earned 94% of the portion of her fiscal 2020 target bonus that was tied to the Corporate Bonus Plan, and 97% of the portion of her fiscal 2020 target bonus that was tied to the financial objectives of the products for which she is the General Manager.

(3)	RSUs vest in equal installments every six months over three years beginning on October 1, 2020.
(4)	Stock options vest in equal installments every six months over four years beginning on October 1, 2020.
(5)	PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative TSR and operating income performance measures.
(6)
We evaluated Ms. Jarrett’s fiscal 2020 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Ms. Jarrett's base salary should be increased from $355,000 to $370,000, to better reflect the market data positioning sought by the Compensation Committee. For fiscal 2021, Ms. Jarrett’s target bonus of $222,000 was composed of two parts. Two-thirds of this target was tied to performance under the Corporate Bonus Plan and one-third of this target was tied to financial objectives with respect to the products for which she is the General Manager.

(7)
Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, in fiscal 2021, Ms. Jarrett earned 150% of the portion of her fiscal 2021 target bonus that was tied to the Corporate Bonus Plan, and112% of the portion of her fiscal 2021 target bonus that was tied to the financial objectives of the products for which she is the General Manager. For a discussion of the fiscal 2021 Corporate Bonus Plan, see “Cash Incentive Compensation”.

(8)
We evaluated Ms. Jarrett’s fiscal 2020 target annual equity compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that the value of Ms. Jarrett’s target annual equity compensation should be increased by $100,000 for fiscal 2021 to better reflect the market data positioning sought by the Compensation Committee.

(9)	RSUs vest in equal installments every six months over three years beginning on October 1, 2021.
(10)	Stock options vest in equal installments every six months over four years beginning on October 1, 2021.
(11)	PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures.
Gary Quinn, Senior Vice President, Core Field Organization(1)
	2020 Target Pay ($)	2021 Target Pay ($)
Target Annual Cash Compensation	665,000	703,000
Base Salary	350,000	370,000(6)
Target Bonus	315,000(2)	333,000(7)
Target Annual Equity Compensation	800,000	900,000(8)
Target Annual RSUs	240,000(3)	270,000(9)
Target Annual Stock Options	160,000(4)	180,000(10)
Target LTIP PSUs	400,000(5)	450,000(11)
Total Target Annual Compensation	1,465,000	1,603,000
(1)
Mr. Quinn became our Senior Vice President, Core Field Organization in August 2017 and was elevated to Executive Vice President in November 2021. On March 5, 2022, Mr. Quinn informed us that he was resigning effective April 8, 2022.

(2)
Mr. Quinn’s target bonus of $315,000 is composed of two parts. Two-thirds of this target is tied to performance under the Corporate Bonus Plan and one-third of this target is tied to financial objectives with respect to the products for which he is the sales leader. Based on company performance, in fiscal 2020, Mr. Quinn earned 94% of the portion of his fiscal 2020 target bonus that was tied to the Corporate Bonus Plan, and 98% of the portion of his fiscal 2020 target bonus that was tied to the financial objectives of the products for which he is the sales leader.

(3)	RSUs vest in equal installments every six months over three years beginning on October 1, 2020.
(4)	Stock options vest in equal installments every six months over four years beginning on October 1, 2020.
(5)
PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures as further described in this proxy statement.

(6)
We evaluated Mr. Quinn’s fiscal 2020 base salary against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Quinn's base salary should be increased from $350,000 to $370,000, to better reflect the market data positioning sought by the Compensation Committee.

(7)
We evaluated Mr. Quinn’s fiscal 2019 target annual cash compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we determined that Mr. Quinn's target bonus should be increased from $315,000 to $333,0000 to better reflect the market data positioning sought by the Compensation Committee. Mr. Quinn’s target bonus of $333,000 is composed of two parts. Two-thirds of this target is tied to performance under the Corporate Bonus Plan and one-third of this target is tied to financial objectives with respect to the products for which he is the sales leader. Based on company performance, in fiscal 2021, Mr. Quinn earned 150% of the portion of his fiscal 2021 target bonus that was tied to the Corporate Bonus Plan, and 114% of the portion of his fiscal 2021 target bonus that was tied to the financial objectives of the products for which he is the sales leader. For a discussion of the fiscal 2021 Corporate Bonus Plan, see “Cash Incentive Compensation”.

(8)
We evaluated Mr. Quinn’s fiscal 2021 target annual equity compensation against our compensation peer group to determine whether any changes should be made. Based on this evaluation, we increased the value of Mr. Quinn’s target annual equity compensation by $100,000 for fiscal 2021 to better reflect the market data positioning sought by the Compensation Committee.

(9)	RSUs vest in equal installments every six months over three years beginning on October 1, 2021.
(10)	Stock options vest in equal installments every six months over four years beginning on October 1, 2021.
2022 Proxy Statement 69

(11)	PSUs issued to our executive officers under our Long-Term Incentive Plan are subject to three-year relative total shareholder return and operating income performance measures.
Cash Incentive Compensation
Annual Cash Bonus
It is our philosophy to base a significant portion of each executive officer’s total compensation opportunity on performance incentives. Our annual bonus plan is intended to motivate eligible participants toward overall business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executives. Our bonus plan is administered by our Compensation Committee.
The Compensation Committee set the target annual cash incentive opportunity for 2021 (expressed as a percentage of base salary earned during the year) for each named executive officer in January 2021. In setting the target levels, the Compensation Committee considered each named executive officer’s 2021 target total cash opportunity against the peer group data provided by our independent compensation consultant, internal pay equity and the roles and responsibilities of the named executive officers. The Compensation Committee believes that the target annual cash bonus opportunity should make up a larger portion of an executive officer’s total target cash compensation as the executive’s level of responsibility increases.
The Compensation Committee set each named executive officer’s cash bonus target at the same percentage as his or her respective target opportunity in 2020. In each of Mr. Quinn’s and Ms. Jarrett’s case, two thirds of his/her respective target bonus was tied to performance under the fiscal 2021 Corporate Bonus Plan and one-third of his/her respective target was tied to performance under the fiscal to financial objectives with respect to the products for which he/she is responsible.
2021 Plan Design
In January 2021, the Compensation Committee approved the fiscal 2021 Corporate Bonus Plan. For fiscal 2021, the Compensation Committee adopted three plan metrics for the Corporate Bonus Plan applicable to our named executive officers, all of which would be utilized to determine funding and payout under the cash bonus plan. These three-plan metrics were non-GAAP corporate revenue, non-GAAP operating income, and adjusted free cash flow. These plan metrics were the same metrics utilized by the Compensation Committee in fiscal 2020.
The non-GAAP corporate revenue metric was weighted at 40%, the non-GAAP operating income metric was weighted at 40%, and the adjusted free cash flow metric was weighted at 20%. Each metric was measured separately and was not impacted by performance with respect to the other metrics. The performance measures selected for our cash bonus plan were designed to support our goals of expanding our non-GAAP operating income, while at the same time preserving our strong cash flow, which would result in increased stockholder returns.
For 2021, the Compensation Committee set the thresholds for purposes of earning any award under the Corporate Bonus Plan at approximately 97% of the total revenue target, approximately 92% of the operating income target and approximately 97% of the adjusted free cash flow target under our fiscal 2021 annual budget.
The targets established with respect to the total revenue goal reflect the priority of enhancing customer retention and reflected our expectations for strong recuring revenue and high net retention rates but limited revenue growth beyond the inclusion of Chef for the entire fiscal year. The targets established with respect to the non-GAAP operating income metric reflect our priority of operating our business as efficiently as possible. The targets established with respect to the adjusted free cash flow goal reflect the importance of maintaining strong cash flows to enable us to execute our total growth strategy in the best interests of stockholders.
Consistent with past years, the targets set for the operating income and adjusted free cash flow metrics reflected that our executive officers would not be eligible for any portion of their target bonus at achievement levels below our public guidance. The Compensation Committee approved the plan with the threshold level of achievement with respect to the revenue metric
70 PROGRESS SOFTWARE CORPORATION

below our public guidance for revenue. The Compensation Committee believed it appropriate to do so to ensure that participants in the fiscal 2021 corporate bonus plan, including the named executive officers, would receive a bonus if COVID-19 impacted the Company greater than anticipated in the budget and operating plan, with the likely greatest impact being in our revenue performance.
COVID-19 Impact
As we approached our fiscal 2021 budget and strategic planning process, we anticipated that the global slowdown of economic and business activity caused by the pandemic would begin to recede. We assessed our business and planned for how it could be impacted by the pandemic in fiscal 2021. We considered the following factors:
•	Our financial and operating performance improved in the second half of fiscal 2020 as our customers and partners began to see increased demand for their products.
•
Our continuing focus on customer and partner retention and our streamlined operating approach enabled us to achieve recurring revenue of more than 90% while maintaining operating margins in excess of 40%.

•
In fiscal 2020, our employees successfully transitioned to working almost exclusively remotely, which gave us the confidence that our resilient employees could continue to work remotely, if necessary, while delivering the support our customers and partners require.

•
Because our products power mission-critical applications across a variety of industries and the cost, effort and time required to replace our solutions would be prohibitive in most cases, we did not experience meaningful churn in our installed base of customers as we maintained our retention rates well over 90%.

•	Economic conditions and uncertainty did not significantly impact the timing of our maintenance contract renewals and customer collections.
•
To ensure the health and well-being of our employees, we planned to continue to allow employees to work remotely although we expected worldwide travel, events and utilization of our offices would increase but not to pre-pandemic levels.

•	The disruption caused by the COVID-19 variants and the inconsistent responses of countries in which we do business in created uncertainty that the business recovery would occur globally, if at all.
•	Our ability to acquire new customers and expand existing customer installations could still be disrupted by the pandemic and government responses to changing local conditions.
As a result of these considerations, we devised a highly disciplined fiscal 2021 budget and operating plan that balanced our expectation that we would see higher demand for our products and services, enabling us to modestly grow revenue and free cash flow, but still considered the potential COVID-19 headwinds. We similarly managed our operating expenses to ensure that we maintained our profitability and operating margin despite the risk of reduced revenue and free cash flow. The resulting operating plan was reflected in our financial guidance to stockholders for fiscal 2021.
FY21 Performance
Our financial and operating performance in fiscal 2021 exceeded our expectations with respect to every financial metric. We benefited from exceptionally strong demand for our products and services throughout fiscal 2021, especially during the first half of fiscal 2021 as businesses emerged from the COVID-19 economic shutdown. This demand was across all our products and solutions and spanned all geographies. Due to our strong performance, the Compensation Committee did not consider, and management did not propose, any modification to the fiscal 2021 Corporate Bonus Plan to reflect any COVID-19 impact.
2022 Proxy Statement 71

Kemp Technologies Acquisition
In November 2021, the Compensation Committee approved the modification of the fiscal 2021 Corporate Bonus Plan to reflect the acquisition of Kemp Technologies, which was completed on November 1, 2021. The Compensation Committee increased the targets for the revenue and operating income metric to reflect one-month of operations consistent with the internal acquisition model and publicly announced expectations. For further detail about our use of non-GAAP measures, refer to the paragraph entitled, “GAAP Results vs. non-GAAP Measures” above.
The table below summarizes the impact of the Kemp acquisition on our fiscal 2021 Corporate Bonus Plan:
Metric ($ in rounded millions)(1)	Non-GAAP Corp. Revenue (40% Weighting)			Non-GAAP Operating Income (40% Weighting)			Adjusted Free Cash Flow (20% Weighting)			Final Approved Payout
	Threshold (25%)	Target (100%)	Maximum (150%)	Threshold (25%)	Target (100%)	Maximum (150%)	Threshold (25%)	Target (100%)	Maximum (150%)
Initial Target	508	521	536	192	208	242	147	152	171
Kemp Acquisition	3	6	6	1	1	1	—	—	—
Final Target	511	527	542	193	209	244	147	152	171
Actual Result/ Funding % Including Kemp Adjustment	558 (150%)			250 (150%)			179 (150%)			150%
Actual Result/ Funding % Not Including Kemp Adjustment	552 (150%)			249 (150%)			179 (150%)			150%
(1)
Target and actual achievement figures shown in the table above are based on budgeted exchange rates. For purposes of computing non-GAAP Operating Income, bonus expense is added back to the Threshold, Target, Maximum, and Actual achievement amounts.

Amounts Earned under the 2021 Corporate Bonus Plan
As a result of our performance during fiscal 2021, we achieved an overall payout percentage of 150% under the fiscal 2021 Corporate Bonus Plan. For Mr. Gupta and the other executive officers, the actual bonuses earned were based 100% on the financial metrics described above and no portion of the annual bonuses were based on subjective measures.
The following table shows the bonuses earned by our named executive officers under the fiscal 2021 Corporate Bonus Plan.
NEO	Target Annual Bonus ($)	Amount Earned ($)
Yogesh Gupta	575,000	862,500
Anthony Folger	260,000	390,000
Stephen Faberman	187,500	281,250
Loren Jarrett (1)	213,000	277,500
Gary Quinn (2)	315,000	333,000
(1)
Reflects the portion of Ms. Jarrett’s target bonus (two-thirds) that is tied to the Corporate Bonus Plan. The remaining portion (one-third) of Ms. Jarrett’s target bonus is tied to financial objectives within the products for which she is the General Manager. For fiscal 2021, Ms. Jarrett earned 150% of the portion of her fiscal 2021 target bonus that was tied to the Corporate Bonus Plan and 112% of the portion of her bonus that was tied to the financial objectives within the products for which she is the General Manager.

(2)
Reflects the portion of Mr. Quinn’s target bonus (two-thirds) that is tied to the Corporate Bonus Plan. The remaining portion (one-third) of Mr. Quinn's target bonus is tied to financial objectives within the products for which he is the sales leader. For fiscal 2021, Mr. Quinn earned 150% of the portion of his fiscal 2021 target bonus that was tied to the Corporate Bonus Plan and 114% of the portion of his bonus that was tied to the financial objectives within the products for which he is the sales leader.

72 PROGRESS SOFTWARE CORPORATION

Equity Compensation
We use equity compensation to attract, retain, motivate, and reward our named executive officers and other employees. Equity-based incentive awards are intended to be the longer-term components of our overall executive compensation program and are designed to encourage performance by our executive officers over several years. The Compensation Committee’s decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on advice provided by our independent compensation consultant and the Compensation Committee’s understanding and individual experiences with market practices of similarly situated companies. We issue annual and new hire equity awards based on guidelines for awards commensurate with position levels and that reflect grant practices within our peer group and the broader software industry generally.
The following is a summary of our fiscal 2021 equity program.
Program	Fiscal 2021 Equity Program
Form of Equity	Time-Based Restricted Stock Units Stock Options Performance-Based Stock Units
Performance Periods	PSUs have three-year performance period
Metrics	LTIP PSUs tied 75% to cumulative operating income (subject to 35% annual operating margin threshold) and 25% to relative TSR
Vesting
Time-Based RSUs vest in six equal installments over 3 years
Stock options vest in eight equal installments over 4 years
LTIP:
• With respect to TSR metric, participants can earn between 0% to 200% of target amount of LTIP PSUs, with threshold vesting at 35% achievement
• With respect to operating income metric, participants can earn between 0% and 200% of the target amount of LTIP PSUs, once operating income criteria is met, subject to a 35% annual operating margin threshold

Frequency of Grant	Annual
Target Value and Award Determination
The Compensation Committee reviews the mix of equity awards to our named executive officers on an annual basis. Consistent with the Compensation Committee’s philosophy that a significant portion of the equity mix to named executive officers should be tied to our long-term performance, the Compensation Committee determined that there should be no changes to the equity mix utilized for fiscal 2021. Accordingly, the equity mix for fiscal 2021 was 50% LTIP PSUs, 30% RSUs and 20% stock options.
The Compensation Committee first determined the total number of shares that would be allocated for the annual equity awards to all proposed recipients. The total number of shares was determined by consideration of the potential dilution to our stockholders, average burn rate of other companies in our industry and the number of shares available for issuance under our equity plans. For fiscal 2021, management proposed increasing the proposed equity budget and equity awards to employees at levels primarily below our executive officers to reflect more competitive market practices.
The Compensation Committee considered that the proposed equity budget for fiscal 2021, while higher than in prior years, would result in a burn rate significantly below other companies in our industry and peer group. The Compensation Committee utilized the grant data from the peer group and other information provided by Pay Governance to assist it in determining the size of the overall equity pool for our company as well as the individual grants to the named executive officers.
For the named and other executive officers, to determine the size of the individual annual equity awards, the Compensation Committee, utilizing data provided by Pay Governance, compared the long-term equity incentive compensation levels of our executives with similar positions within our peer group and survey data to determine the long-term equity incentive
2022 Proxy Statement 73

compensation amount for each executive. The Compensation Committee reviews market data at the 25th, 50th, and 75th percentile. In finalizing the amounts of the annual equity awards, the Compensation Committee considers this market data, the CEO’s recommendations, the burn rate of the executive grants, and the degree to which those amounts would be aligned with our goals of motivating and retaining key employees.
RSUs
RSUs typically vest in six equal installments over a three-year period. In a volatile stock market, RSUs continue to provide value when other forms of equity such as stock options may not, which the Compensation Committee believes is useful in retaining talented executives in unpredictable economic times.
The RSUs awarded as part of the fiscal 2021 equity program were issued in January 2021. The Compensation Committee awarded these RSUs as a dollar amount, which were then converted to RSUs based on our closing stock price on the date of grant.
In addition to the RSUs awarded as part of our annual program, the Compensation Committee also uses RSU grants on an exceptional basis to enhance our ability to retain key employees, particularly in connection with acquisitions. For example, in connection with the acquisitions of Ipswitch, Chef and Kemp, the Compensation Committee, upon the recommendation of management, granted certain employees who joined us as part of the acquisitions, RSUs with one-year cliff vesting, subject to the employee remaining with us for at least one year following the acquisition.
In addition, in May 2021, the Compensation Committee, in consultation with Pay Governance, Mr. Gupta and other members of the Board of Directors, granted Mr. Faberman a special RSU award with a value of $2.5 million. One third of the special RSU award will vest in April 2022, with the remaining RSUs vesting in equal installments every six months over two years, subject to Mr. Faberman’s remaining with us as of each vesting date. The vesting of the RSU award will accelerate in the event of Mr. Faberman’s death or disability.
The Compensation Committee granted this one-time award in recognition of Mr. Faberman’s significant contributions to our company during his lengthy tenure and to ensure continuity over at least the next three years. The Compensation Committee considered that this special RSU award was an exception to its standard practice of granting equity to our executive officers only as part of our annual equity program. The Compensation Committee committed to not granting Mr. Faberman any additional RSU awards for a period of three years (fiscal 2022 through fiscal 2024). Mr. Faberman will continue to be eligible for performance-based long-term equity awards during this period.
Stock Options
Stock option awards provide individuals with the right to purchase shares of our common stock at a fixed exercise price, typically for a period of seven years, subject to continued employment with our company. Stock option grants are intended to correlate executive compensation to our long-term success as measured by our stock price. Stock options are tied to our future success because options granted have an exercise price equal to the closing market value at the date of grant and will only provide value to the extent that the price of our stock increases above the exercise price. As a result, the Compensation Committee views stock options as a form of performance equity, but with a longer-term focus than PSUs, which are tied to three-year performance metrics.
Stock options vest in eight equal installments over a four-year period. We believe that meaningful vesting periods encourage recipients to remain with our company over the long term and, because the value of the awards is based on our stock price, stock options encourage recipients to focus on achievement of longer-term goals, such as strategic growth, business innovation and stockholder return.
The stock options awarded as part of the fiscal 2021 equity program were issued in January 2021. The Compensation Committee awarded these stock options as a dollar amount, which were then converted to stock options based on the Black-Scholes value of our stock options on the date of grant.
74 PROGRESS SOFTWARE CORPORATION

LTIP PSUs
We currently have in place a long-term equity incentive compensation plan consisting of PSUs that are earned based on company performance over a three-year measurement period. PSUs under our long-term equity incentive compensation plan are subject to three-year performance criteria aligned with our business plan and are earned only to the extent the performance criteria are achieved. These PSUs are awarded to the named executive officers and other executive officers and represent 50% of the total annual equity compensation granted to these individuals.
For fiscal 2021, the Compensation Committee, in consultation with Pay Governance and management, reviewed the terms of the fiscal 2020 LTIP to ensure that the plan was aligned with the objectives of the Compensation Committee and with market practices. The Compensation Committee concluded that the fiscal 2020 LTIP met the objectives of the Compensation Committee because the terms of the LTIP tied the vesting of the PSUs to the long-term objectives of achieving both profitable growth and enhanced stockholder value. Pay Governance advised the Compensation Committee that the terms of the fiscal 2020 LTIP were consistent with market practices. Based on this review, the Compensation Committee determined that the metrics and terms of the fiscal 2021 LTIP should remain identical to the fiscal 2020, except as noted below.
The fiscal 2021 LTIP retained the two-performance metrics utilized to determine the number of shares to be earned by participants. The two metrics were three-year cumulative operating income and three-year relative TSR. However, the Compensation Committee adjusted the weighting of the two metrics under the fiscal 2021 LTIP so that the number of shares eligible to be earned is dependent on the following: 25% on our relative TSR performance as compared to companies in the S&P Software and Services Select Industry Index, and 75% on our cumulative operating income (subject to meeting a 35% annual operating margin threshold). The Compensation Committee adjusted the weighting given the enhanced focus on the execution of our total growth strategy.
With respect to the relative TSR metric, the Compensation Committee left unchanged the payout scale utilized in fiscal 2020 to reflect current trends and stockholder-friendly practices (e.g., above-median performance required to achieve target payout). Participants can earn between 0% and 200% (the payout cap under the LTIP) of the target number of PSUs attributable to the relative TSR metric. The cumulative three-year TSR measure compares the TSR of our common stock against the TSR of companies included in the S&P Software and Services Select Industry Index during the three-year period. Our relative TSR performance must be at the 55th percentile of the index group for 100% of the target award to be earned. Additionally, regardless of our relative position with respect to the S&P Software and Services Select Industry Index, the award with respect to the TSR metric will be capped at 100% if our absolute TSR over the measurement period is negative.
With respect to the operating income metric, participants can earn between 0% and 200% of the target number of PSUs attributable to the operating income metric. In designing the operating income metric to include both operating margin dollar and percentage goals, the Compensation Committee sought to ensure discipline and reinforce, consistent with our stated strategy, that profitable growth and margin expansion/maintenance are key to long-term value creation. The cumulative three-year operating income measure is based on the sum of the operating income amounts for 2021, 2022, and 2023 contained in our 2021 strategic plan, which was modified in November 2021 to reflect the acquisition of Kemp. The corresponding adjustments to reflect the acquisition of Kemp were made to the fiscal 2021 LTIP.
We must achieve 100% of the operating income target for a given performance period for payout with respect to this metric to occur. Furthermore, with respect to the operating income metric, the 35% annual operating margin threshold “performance gatekeeper” applies at all levels of performance and requires that annual operating margin be at or above 35% for each of 2021, 2022, and 2023 or no payout can occur with respect to this metric, regardless of cumulative operating income performance.
The below table sets forth the payout criteria for the 2021 LTIP:
		% of Target Earned*
Performance Metric	Weight Factor	0%	50%	100%	150%	200%
Relative TSR Performance (% Rank)	25%	<35%	35%	55%	75%	90%
Operating Income (3-year Cumulative)**	75%	<$635	N/A	$635	$671	$706
*	Award interpolated for performance within stated percentiles
2022 Proxy Statement 75

**
$ amounts in millions and using budgeted exchange rates. In addition, if operating margin in any of the three annual periods of the performance period is less than 35%, the operating income metric earned will be zero. As noted above, the operating income targets were modified in November 2021 to reflect the acquisition of Kemp. Approximately $59 million was added to the three-year operating income target.

The three-year performance period with respect to the LTIP awarded in 2019 (the “2019 LTIP PSUs”) expired on November 30, 2021. Based on the price of our common stock for the thirty-day trading period ending November 30, 2021, our TSR compared to the S&P Software & Services Index for the same period placed us in the 46th percentile, meaning that the payout percentage with respect to the TSR metric was 77%. Based on our actual total three-year operating income for fiscal 2019, 2020, and 2021, the payout percentage with respect to the operating income metric was 200%. Blending the two metrics together, each weighted at 50%, resulted in a blended 139% payout percentage.
The following table shows the portion of the 2019 LTIP PSUs earned by our named executive officers based on Company performance.
Named Executive Officer	Target LTIP Value ($)	Target PSUs (#)(1)	PSUs Earned
Yogesh Gupta	1,825,000	52,549	72,845
Anthony Folger (2)	—	—	—
Stephen Faberman	350,000	10,078	13,970
Loren Jarrett	350,000	10,078	13,970
Gary Quinn	350,000	10,078	13,970
(1)	Target PSUs for the 2019 LTIP were determined by dividing the Target LTIP Value listed above by $34.73, which was the closing price of our stock on the date of grant on January 22, 2019.
(2)	Mr. Folger became our Chief Financial Officer in January 2020 and was not eligible for any 2019 LTIP PSUs.
For the fiscal 2021 award under the LTIP, the three-year comparison period commenced on December 1, 2020, and will end on November 30, 2023.
Other Executive Compensation Matters
Timing of Equity Grants
We do not time grants either to take advantage of a depressed stock price or in anticipation of an increase in stock price and have limited the amount of discretion that can be exercised in connection with the timing of awards. We generally make awards only on pre-determined dates to ensure that awards cannot be timed to take advantage of material non-public information.
Equity awards may be made only by the Compensation Committee. The Compensation Committee makes awards only at Compensation Committee meetings and awards are not granted in trading blackout periods (the period encompassing ten days prior to the end of each fiscal quarter through 48 hours after the earnings for that quarter are announced).
Stock Ownership Guidelines
In January 2018, our Board of Directors adopted revised stock ownership guidelines for our senior executive officers, including our named executive officers. These guidelines provide for the Chief Executive Officer to hold an amount of our common stock, restricted shares, stock options and/or earned performance shares having a value equal to at least three times his or her base salary. For other senior executive officers, the stock ownership requirement is at least one times his or her base salary. Executive officers have five years to attain the applicable ownership threshold. As of the date of this proxy statement, all the named executive officers met the applicable ownership threshold except Mr. Folger, who joined our company in January 2020.
76 PROGRESS SOFTWARE CORPORATION

Compensation Recovery Policy
We have adopted a clawback policy providing that in the event of a material restatement of financial statements triggered by executive-level misconduct, we may require that the bonuses and other incentive compensation paid to that executive be forfeited. The amount of incentive compensation subject to recovery would be the amount in excess of what the executive officer would have earned in accordance with the restatement, as determined by the Compensation Committee.
Hedging and Pledging Policy
Our directors and executive officers are prohibited from engaging in short sales, transactions in derivative securities such as put or call options, hedging transactions or other inherently speculative transactions with respect to our stock. In addition, no director or executive officer may pledge or margin, or make any offer to pledge or margin, any of our stock, including without limitation, borrowing against such stock, at any time. Stock options granted under our stock option plans are not deemed to be derivative securities covered by this policy. Employees, other than our executive officers, are generally permitted to engage in transactions designed to hedge or offset market risk.
Tax and Accounting Considerations and Compensation Recovery Policies
Deductibility of Executive Compensation.
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that public companies may deduct in any one year with respect to certain of their named executive officers. Through fiscal 2017, certain performance-based compensation approved by stockholders was not subject to this deduction limit. With the enactment of the 2017 Tax Cuts and Jobs Act, however, the performance-based compensation exemption was eliminated, except with respect to certain grandfathered arrangements. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in our best interests and the best interests of our stockholders to maintain flexibility in our approach to executive compensation to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Section 409A of the Internal Revenue Code.
Section 409A of the Internal Revenue Code imposes additional significant taxes if an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Our severance and change in control agreements described below, including the Employee Retention and Motivation Agreements we entered with our named executive officers, contain provisions that are intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements. The Compensation Committee has the sole discretion to change the severance guidelines applicable to executive officers to the extent necessary to avoid the application of Section 409A or comply with applicable Section 409A requirements.
Accounting for Stock-Based Compensation.
Stock-based compensation expense reflects the fair value of stock-based awards, measured at the grant date and recognized over the relevant service period. We estimate the fair value of each stock-based award on the measurement date using either the current market price of the stock, the Black-Scholes option valuation model, or the Monte Carlo Simulation valuation model.
COMPENSATION COMMITTEE REPORT
This report is submitted by the Compensation Committee of our Board of Directors. The Compensation Committee has reviewed the “Compensation Discussion and Analysis” included in this proxy statement and discussed it with management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and in our proxy statement for the 2022 Annual Meeting of Stockholders.
2022 Proxy Statement 77

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through any general statement incorporating by reference in its entirety the annual report or proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
Respectfully submitted by the Compensation Committee,
David A. Krall, Chairman
Angela T. Tucci
Vivian Vitale
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee for fiscal 2021 were Mr. Krall and Mses. Tucci and Vitale, with Mr. Krall serving as Chair. Mr. Krall, Ms. Tucci and Ms. Vitale are not, nor have they ever been, an officer or employee of our company or of any of its subsidiaries or had any relationship with us requiring disclosure in this proxy statement. There are no compensation committee interlocks amongst any of our directors.
Analysis of Risk Associated with Our Compensation Plans
In setting compensation, the Compensation Committee considers the risks to our stockholders and to the achievement of our goals that may be inherent in the compensation plans and programs for all employees, including our executives. When evaluating our overall executive compensation program, the Compensation Committee considers whether the program is based on the appropriate philosophy, benchmarked against the appropriate peer group, and balanced between long and short-term performance targets, company and individual performance. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our compensation plans and programs are appropriately structured so as not to encourage our employees to take excessive or unreasonable risks.
We considered the following elements of our compensation plans and policies when evaluating whether such plans and policies are structured to encourage our employees to take unreasonable risks:
•	A detailed planning process with executive or Compensation Committee oversight exists for all compensation programs.
•	The proportion of an employee’s performance-based pay increases as the responsibility and potential impact of the employee’s position increases, which structure is in line with market practices.
•
Compensation consists of both fixed and variable components. The fixed portion (i.e., base salary) and variable portion (i.e., performance-based bonus and equity awards) provide a mix of compensation intended to produce corporate performance without encouraging excessive risks.

•	We set performance goals that we believe are strategically-focused and consistent with building long-term stockholder value.
•	We use consistent corporate performance metrics from year-to-year rather than changing the metric to take advantage of changing market conditions.
•
Our short-term incentive plans are capped as to the maximum potential payout, which we believe mitigates excessive risk taking by limiting bonus payments even if we dramatically exceed the performance targets.

•	We modify the short-term and long-term incentive plans to reflect acquisitions consistent with our internal acquisition model, five-year strategic plan, and publicly announced expectations.
78 PROGRESS SOFTWARE CORPORATION

•	The time-based vesting for RSUs and stock options ensures that our executives’ interests align with those of our stockholders for the long-term performance of our company.
•
Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.

•	Our long-term performance-based equity awards are based on multi-year criteria that align with our stockholders’ interests that we grow our company in a highly profitable and disciplined manner.
•	In accordance with our written stock option grant policy, all equity grants must occur at a meeting of the Compensation Committee and management has no authority to issue equity.
•	The Compensation Committee retains and does not delegate any of its power to determine matters of executive compensation.
•	We maintain a system of controls and procedures designed to ensure that amounts are earned and paid in accordance with our plans and programs.
•
We do not allow our executives and directors to hedge their exposure to ownership of, or interest in, our stock. We also do not allow them to engage in speculative transactions with respect to our stock.

2022 Proxy Statement 79

SUMMARY OF EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for the fiscal years ended November 30, 2021, 2020, and 2019 earned by:
•	Mr. Gupta;
•	Mr. Folger; and
•	Mr. Faberman, Ms. Jarrett and Mr. Quinn, our three other named executive officers.
SUMMARY COMPENSATION TABLE – FISCAL YEARS 2021, 2020 and 2019
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Yogesh Gupta, Chief Executive Officer	2021	575,000	3,657,400	900,007	862,500	24,122	6,019,029
	2020	575,000	3,305,184	770,010	540,500	15,183	5,205,877
	2019	575,000	2,996,755	730,203	603,750	9,120	4,914,828
Anthony Folger, Chief Financial Officer(5)	2021	400,000	1,381,718	340,002	390,000	18,149	2,529,869
	2020	316,923	1,314,556	320,002	203,667	9,722	2,164,870
Stephen Faberman, Chief Legal Officer(6)	2021	375,000	3,150,242	160,007	281,250	13,967	3,980,466
Loren Jarrett, EVP, General Manager, Developer Tools Business	2021	367,115	650,220	160,007	277,500	53,290	1,508,132
	2020	353,077	600,957	140,010	166,850	40,940	1,301,834
	2019	343,462	574,735	140,040	181,125	8,897	1,248,259
Gary Quinn, EVP, Field Operations, Enterprise Application Experience Group(7)	2021	366,154	731,540	180,005	333,000	131,270	1,741,969
	2020	345,192	686,834	160,009	197,400	130,008	1,519,443
	2019	325,000	574,735	140,040	205,800	112,543	1,358,118
(1)
These amounts do not reflect the actual economic value realized by the named executive officer. In accordance with FASB ASC Topic 718, we estimate the fair value of each stock-based award on the measurement date, using either the current market price of the stock or the Monte Carlo Simulation valuation model, assuming the probable outcome of related performance conditions at target levels. See the description of our 2021 Annual Equity Program described in “Compensation Discussion and Analysis” in this proxy statement and Note 13 of the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2021. The value at grant date of the LTIP PSUs included in the amounts shown in this column, assuming the highest level of performance conditions achieved (payout at 200% of target) are $4,501,065, $4,300,282, and $3,879,176, for Mr. Gupta for fiscal 2021, 2020, and 2019 respectively; $1,700,480 and $2,676,417 for Mr. Folger for fiscal 2021 and 2020, respectively; $800,216 for Mr. Faberman for fiscal 2021, $900,264, $893,579, and $743,958 for Mr. Quinn for fiscal 2021, 2020 and 2019, respectively; and $800,216, $781,908, and $743,958, for Ms. Jarrett for fiscal 2021, 2020, and 2019, respectively.

(2)
Represents the grant date fair value of options on the date of grant. The grant date fair value of our options is equal to the number of shares subject to the option multiplied by the fair value of our options on the date of grant determined using the Black-Scholes option valuation model. The methodology and assumptions used to calculate the Black-Scholes value of our options are described in Note 13 of the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2021.

(3)
The amounts listed reflect the amounts earned under our Corporate Bonus Plan as described in “Compensation Discussion and Analysis” in this proxy statement. For all individuals, bonus payments were accrued and earned in the year indicated and paid in the succeeding fiscal year.

80 PROGRESS SOFTWARE CORPORATION

(4)	Amounts listed in this column for 2021 include:
Name	Company Contributions (401(k)) ($)	Insurance Premiums ($)	Sales Leader Plan ($)	Health Expenses ($)	Dividend Equivalents ($)
Mr. Gupta	12,161	720	—	142	11,100
Mr. Folger	12,182	576	—	—	5,391
Mr. Faberman	11,315	540	—	106	2,007
Ms. Jarrett	11,940	511	38,479	354	2,007
Mr. Quinn	11,707	504	116,296	—	2,764
(5)	Mr. Folger became our Chief Financial Officer in January 2020.
(6)	Mr. Faberman was not a named executive officer in fiscal 2020 or fiscal 2019.
(7)	On March 5, 2022, Mr. Quinn informed us that he was resigning effective April 8, 2022.
2022 Proxy Statement 81

Grants of Plan-Based Awards

GRANTS OF PLAN-BASED AWARDS TABLE - 2021
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)
Yogesh Gupta	—	143,750	575,000	862,500	—	—	—	—	—	—	—
	1/19/2021	—	—	—	6,602	52,817	105,634	—	—	—	2,250,532
	1/19/2021	—	—	—	—	—	—	31,691	—	—	1,350,354
	1/19/2021	—	—	—	—	—	—	—	97,298	42.61	900,007
Anthony Folger	—	65,000	260,000	390,000	—	—	—	—	—	—	—
	1/19/2021	—	—	—	2,494	19,954	39,908	—	—	—	850,240
	1/19/2021	—	—	—	—	—	—	11,972	—	—	510,127
	1/19/2021	—	—	—	—	—	—	—	36,757	42.61	340,002
Steve Faberman	—	46,875	187,500	281,250	—	—	—	—	—	—
	1/19/2021	—	—	—	1,174	9,390	18,780	—	—	—	400,108
	1/19/2021	—	—	—	—	—	—	5,634	—	—	240,065
	1/19/2021	—	—	—	—	—	—	—	17,298	42.61	160,007
	5/3/2021	—	—	—	—	—	—	56,536	—	—	2,500,022
Loren Jarrett	—	55,500	222,000	333,000	—
	1/19/2021	—	—	—	1,174	9,390	18,780	—	—	—	400,108
	1/19/2021	—	—	—	—	—	—	5,634	—	—	240,065
	1/19/2021	—	—	—	—	—	—	—	17,298	42.61	160,007
Gary Quinn	—	83,250	333,000	499,500	—	—	—	—	—	—	—
	1/19/2021	—	—	—	1,321	10,564	21,128	—	—	—	450,132
	1/19/2021	—	—	—		—	—	6,339	—	—	270,105
	1/19/2021	—	—	—		—	—	—	19,460	42.61	180,005
(1)	Awards granted on January 19, 2021 were approved by the Compensation Committee on January 11, 2021, at which time the Company was in a trading blackout period.
(2)
These columns indicate the range of payouts (25%, 100% and 150%) targeted for fiscal 2021 performance under our Corporate Bonus Plan as described in “Compensation Discussion and Analysis” in this proxy statement. The actual payout with respect to fiscal 2021 for each named executive officer is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

82 PROGRESS SOFTWARE CORPORATION

(3)
The second row of these columns with respect to each named executive officer represents performance share units awarded under our Long-Term Incentive Plan. These columns show the performance share units that could be earned at threshold, target and maximum levels of performance. If we do not achieve a threshold performance metric, no performance share units will be earned with respect to that performance metric. Because the LTIP is based on a three-year performance period, none of the performance share units will be earnable until the performance period closes following our 2022 fiscal year. See “Compensation Discussion and Analysis” section of this proxy statement for additional discussion of the LTIP.

(4)
Represents RSUs that vest, so long as the executive continues to be employed with us, in six equal installments over three years beginning approximately nine months after the date of issuance. In Mr. Faberman’s case, the RSU grant on May 3, 2021, was a special award that vests, so long as he continues to be employed with us, one-third on April 1, 2022, with the remaining RSUs vesting in four equal installments over two years. See “Compensation Discussion and Analysis” in this proxy statement for a description of this RSU award.

(5)	Represents stock options that vest, so long as the executive continues to be employed with us, in eight equal installments over four years beginning approximately nine months after date of issuance.
(6)
In the case of RSUs and LTIP PSUs, represents the fair value of the awards, measured at the grant date. In the case of stock options, the grant date fair value is equal to the number of shares subject to the option multiplied by the fair value of our options on the date of grant determined using the Black-Scholes option valuation model. The methodology and assumptions used to calculate the Black-Scholes value of our options are described in Note 13 of the consolidated financial statements contained in our Annual Report. The closing price of our stock on January 19, 2021, was $42.61. The closing price of our stock on May 3, 2021, was $44.22.

Narrative Description of Summary Compensation Table and Grants of Plan-Based Awards Table
The material terms of our named executive officers’ annual compensation, including base salaries, cash incentive plan, time-based RSUs, stock options and Long-Term Incentive Plan PSUs and the explanations of the amounts of salary, cash incentives, and equity values in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement.
As discussed in greater detail in “Compensation Discussion and Analysis” in this proxy statement, the 2021 non-equity incentive awards were granted pursuant to the fiscal 2021 Corporate Bonus Plan, with amounts to be earned based on the achievement of certain financial targets. In fiscal 2021, we achieved maximum performance under our bonus plan with respect to the revenue, non-GAAP operating income, and the adjusted free cash flow metrics, which resulted in an overall payout percentage of 150% with respect to the annual cash bonus.
As discussed in greater detail in “Compensation Discussion and Analysis” in this proxy statement, the PSUs awarded under the Long-Term Incentive Plan will be earned based on the results achieved during the three-year performance period as determined following our 2023 fiscal year, contingent upon each named executive officer’s continued service.
The RSUs granted to our named executive officers in 2021 vest in equal installments every six months over three years, subject to continued employment. There is no purchase price associated with PSU or RSU awards. The stock options granted to our named executive officers in 2020 vest in equal installments every six months over four years, subject to continued employment. The stock options have an exercise price equal to the closing price of our common stock on the date of grant.
Outstanding Equity Awards
The following table sets forth certain information with respect to the outstanding equity awards at November 30, 2021 for each of the named executive officers.
2022 Proxy Statement 83

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021

	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Name	Grant Date	Exercisable (#)	Unexercisable (#)
Yogesh Gupta	2/23/2017	149,573(5)	—	28.98	2/22/2024	—	—	—	—
	1/12/2018	60,546(6)	8,649	50.69	1/11/2025	—	—	—
	1/22/2019	62,673(8)	37,602	34.73	1/21/2026	5,255(9)	254,605	72,845(10)	3,529,340
	1/21/2020	27,216(11)	45,358	47.16	1/20/2027	12,246(12)	593,319	40,819(13)	1,977,681
	1/19/2021	12,163(15)	85,135	42.61	1/18/2028	26,410(16)	1,279,565	52,817(18)	2,558,984
Anthony Folger	3/31/2020	18,899(11)	31,495	31.49	3/30/2027	7,623(12)	369,334	25,405(13)	1,230,872
	1/19/2021	4,595(15)	32,162	42.61	1/18/2028	9,977(16)	483,386	19,954(18)	966,771
Stephen Faberman	2/17/2017	23,490(5)	0	29.25	2/16/2024	—	—	—	—
	1/12/2018	11,613(6)	1,658	50.69	1/11/2025	—	—	—	—
	1/22/2019	12,020(8)	7,211	34.73	1/21/2026	1,008(9)	48,838	13,970(10)	676,847
	1/21/2020	4,950(11)	8,246	47.16	1/20/2027	2,227(12)	107,898	7,422(13)	359,596
	1/19/2021	2,163(15)	15,135	42.61	1/18/2028	4,695(16)	227,473	9,390(18)	454,946
	5/3/2021	—	—	—	—	56,536(17)	2,739,169	—	—
Loren Jarrett	2/17/2017	23,490(5)	0	29.25	2/16/2024	—	—	—	—
	1/12/2018	11,613(6)	1,658	50.69	1/11/2025	—	—	—	—
	1/22/2019	12,020(8)	7,211	34.73	1/21/2026	1,008(9)	48,838	13,970(10)	676,847
	1/21/2020	4,950(11)	8,246	47.16	1/20/2027	2,227(12)	107,898	7,422(13)	359,596
	1/19/2021	2,163(15)	15,135	42.61	1/18/2028	4,695(16)	227,473	9,390(18)	454,946
Gary Quinn	1/12/2018	11,613(6)	1,658	50.69	1/11/2025	—	—	—	—
	1/22/2019	0(8)	7,211	34.73	1/21/2026	1,008(9)	48,838	13,970(10)	676,847
	1/21/2020	5,656(11)	9,425	47.16	1/20/2027	2,546(12)	123,354	8,482(13)	410,953
	1/19/2021	2,433(15)	17,027	42.61	1/18/2028	5,283(16)	255,961	10,564(18)	511,826
(1)	The unvested awards shown in this column are RSUs subject to service-based vesting, unless otherwise noted.
(2)	The market value of unvested RSUs was calculated as of November 30, 2021 (the last trading day of our fiscal 2021) based on the closing price of our common stock on Nasdaq of $48.45 on that date.
(3)	The unvested awards shown in this column are PSUs subject to performance-based vesting. PSUs are reported assuming payout at target award levels, unless otherwise noted.
(4)	The market value of unvested PSUs was calculated as of November 30, 2021, based on the closing price of our common stock on Nasdaq of $48.45 on that date.
84 PROGRESS SOFTWARE CORPORATION

(5)	Vest in eight equal semi-annual installments beginning October 1, 2017.
(6)	Vest in eight equal semi-annual installments beginning October 1, 2018.
(7)	Vest in eight equal semi-annual installments beginning October 1, 2019.
(8)	Vest in six equal semi-annual installments beginning October 1, 2019.
(9)	Vest on February 1, 2022, subject to the Company meeting total shareholder return and operating income criteria over the three-year period ending November 30, 2021.
(10)	Vest in eight equal semi-annual installments beginning October 1, 2020.
(11)	Vest in six equal semi-annual installments beginning October 1, 2020.
(12)	Vest on February 1, 2023, subject to the Company meeting total shareholder return and operating income criteria over the three-year period ending November 30, 2022.
(13)	Vest 33% on October 1, 2019, and 16.67% semi-annually thereafter.
(14)	Vest in eight equal semi-annual installments beginning October 1, 2021
(15)	Vest in six equal semi-annual installments beginning October 1, 2021
(16)	Vest one-third on April 1, 2022, and then vest in five equal semi-annual installments beginning October 1, 2022
(17)	Vest on February 1, 2024, subject to the Company meeting total shareholder return and operating income criteria over the three-year period ending November 30, 2023.
Option Exercises and Stock Vested
The following table sets forth certain information regarding the number of stock options exercised and RSUs that vested in the fiscal year ended November 30, 2021, under our equity incentive plans and the corresponding amounts realized by the named executive officers. The value realized on exercise of stock option awards is calculated as the difference between the closing price of our common stock on the Nasdaq Global Select Market on the exercise date and the exercise price of the applicable stock option award. The value realized on vesting for RSUs is calculated as the product of the number of shares subject to the RSUs that vested and the closing price of our common stock on the Nasdaq Global Select Market on the vesting date.
Option Exercises and Stock Vested - Fiscal 2021
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Yogesh Gupta	—	—	54,739	2,397,001
Anthony Folger	—	—	7,075	337,902
Stephen Faberman	—	—	11,631	512,751
Loren Jarrett	—	—	12,402	548,999
Gary Quinn	40,150	600,710	12,731	564,777
Severance and Change in Control Agreements
We have agreements with, or guidelines applicable to, our executive officers that provide the benefits described below in connection with certain terminations of employment or a change in control of our company. We do not provide excise tax gross-ups to our executive officers under these or any other agreements.
2022 Proxy Statement 85

Mr. Gupta’s Executive Employment Agreement
In connection with his appointment as our President and Chief Executive Officer, we and Mr. Gupta entered into an employment agreement, effective as of October 10, 2016, setting forth Mr. Gupta’s compensation and certain other terms. Mr. Gupta’s employment agreement provides that if his employment is terminated because of an “involuntary termination,” he will be entitled to:
(1)	the payment of cash severance equal to 18 months of total target cash compensation as of the date of termination, which will be paid over 18 months;
(2)	the payment of his annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year;
(3)	the continuation, for a period of 18 months of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and
(4)	18 months of acceleration of unvested stock options and RSUs (but not unvested performance equity).
Receipt of the severance and benefits is subject to Mr. Gupta’s execution of a standard separation and release agreement. Separation payments upon any involuntary termination within twenty-four months following a change in control would be governed by the Employee Retention and Motivation Agreement described below and not by Mr. Gupta’s employment agreement.
An “involuntary termination” is defined in the employment agreement as a termination of employment by us other than for cause, disability or death or a termination by Mr. Gupta as a result of certain events occurring without his consent such as an assignment to him of duties or a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Gupta from that position, a material reduction in Mr. Gupta's base salary or target bonus, a relocation of Mr. Gupta to a facility or location more than fifty miles from his then present location, or a material breach of the employment agreement by us.
Mr. Gupta’s employment agreement also includes non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product areas and activities as our company.
Mr. Gupta’s Employee Retention and Motivation Agreement
We and Mr. Gupta have also entered into an Employee Retention and Motivation Agreement (the “Gupta ERMA”), which provides certain compensation and benefits if his employment is involuntarily terminated within 24 months of a change in control of our company. If an involuntary termination of Mr. Gupta’s employment occurs under other circumstances, the severance terms of his employment agreement, as described above, would control and not the Gupta ERMA.
Change in Control Benefits. Under the Gupta ERMA, upon a change in control of our company, Mr. Gupta would be entitled to:
(1)	the payment of his annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year; and
(2)
18 months of acceleration of unvested stock options and RSUs (but not unvested performance equity, which will vest in accordance with its terms), unless the acquirer assumes all such options and restricted equity. If such outstanding stock options and shares of restricted equity held by Mr. Gupta are continued by us or assumed by our successor entity, then vesting will continue in its usual course.

86 PROGRESS SOFTWARE CORPORATION

Involuntary Termination Following Change in Control. In the event of an involuntary termination within twenty-four (24) months following a change in control, Mr. Gupta would be entitled to:
(1)	a lump-sum payment of cash severance equal to 24 months of total target cash compensation as of the date of termination;
(2)	the continuation, for a period of 24 months of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and
(3)	accelerated vesting of all unvested stock options and RSUs (but not unvested performance equity, which will vest in accordance with its terms).
In the event that any amounts provided for under the Gupta ERMA or otherwise payable to Mr. Gupta would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax, Mr. Gupta would be entitled to receive either full payment of the benefits under the agreement or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to Mr. Gupta.
Mr. Folger’s Executive Employment Agreement
In connection with his appointment as Chief Financial Officer, we and Mr. Folger entered into an employment agreement, effective January 31, 2020, setting forth Mr. Folger’s compensation and certain other terms. Mr. Folger’s employment agreement provides that if his employment is terminated because of an “involuntary termination,” he will be entitled to:
•	the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months;
•	the continuation, for a period of 12 months of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and
•	12 months accelerated vesting of all unvested stock options and RSUs (but not unvested performance equity).
Receipt of the severance and benefits is subject to Mr. Folger’s execution of a standard separation and release agreement, which will also include non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product area and activities as the Company. Separation payments upon any involuntary termination within twelve months following a change in control would be governed by the Employee Retention and Motivation Agreement described below and not by Mr. Folger’s employment agreement.
An “involuntary termination” is defined in the employment agreement as a termination of employment by the Company other than for “Cause” (as defined in the agreement), disability or death or a termination by Mr. Folger as a result of certain events occurring without his consent such as an assignment to him of duties, a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Folger from such position, a material reduction in Mr. Folger’s base salary or target bonus, a relocation of Mr. Folger to a facility or location more than fifty miles from his then-present location or a material breach of the employment agreement by the Company.
Executive Severance Guidelines
We have adopted severance guidelines applicable to our executive officers, including the named executive officers other than Mr. Gupta and Mr. Folger. Any severance payable to Messrs. Gupta and Folger is governed by the employment agreements described above. Our executive severance guidelines provide that upon an involuntary termination and the execution of a standard release of claims, an executive officer is entitled to:
2022 Proxy Statement 87

•	the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months;
•	the payment of his or her annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year;
•	the continuation, for a period of 12 months of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and
•	12 months of acceleration of unvested stock options and RSUs (but not unvested performance equity).
Severance payments and benefits upon any involuntary termination within 12 months following a change in control are governed by the Employee Retention and Motivation Agreement (“ERMA”) described below.
The payment of severance and other benefits is conditioned upon the executive agreeing to non-competition, non-disparagement and related covenants. The non-competition covenant would be in effect for one year following the termination of employment. In connection with the termination of employment of an executive officer, all PSUs awarded to that executive officer are cancelled.
Other Employee Retention and Motivation Agreements
We have entered an ERMA with each of our other named executive officers. Each agreement is substantially identical to the Gupta ERMA except that (i) upon the involuntary termination of the executive officer within 12 months following a change of control, the executive officer will be entitled to receive a lump sum payment equal to 15 months of his or her total target compensation and his or her benefits will continue for 15 months, and (ii) except in the case of Mr. Faberman, for all named executive officers, accelerated vesting in connection with an involuntary termination following a change in control is limited to twelve months. In Mr. Faberman’s case, all unvested stock options and RSUs will vest in connection with an involuntary termination following a change in control. Under no circumstances would any of our executive officers be entitled to a gross-up payment under the ERMAs for any excise taxes to which he or she may be subject if any of the above payments and benefits are considered to be "parachute payments."
Estimate of Severance and Change in Control Benefits
The following table indicates the estimated payments and benefits that each of Messrs. Gupta, Folger, and Faberman, and Ms. Jarrett would have received under (a) their respective employment agreements, in the case of Messrs. Gupta and Folger, (b) our severance guidelines applicable to executive officers, in the case of Mr. Faberman and Ms. Jarrett, and (c) their respective ERMAs, assuming in each case that the change of control of our company, termination of his or her employment and/or retirement occurred at November 30, 2021. We have omitted Mr. Quinn from the table below because his resignation is effective April 8, 2022, and Mr. Quinn will not be receiving any severance or other benefits in connection with his termination of employment.
88 PROGRESS SOFTWARE CORPORATION

These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officer, which amounts would only be known at the time that he or she becomes entitled to such payment.
	Involuntary Termination (1) ($)	Change in Control Only (2) ($)	Involuntary Termination Within 12 Months Following Change of Control ($)
Yogesh Gupta
Cash Severance	862,500	—	1,150,000
Pro Rata Bonus	575,000	575,000	1,150,000
Stock Options	764,092	—	1,071,600
Restricted Stock Units	1,615,662	—	2,127,488
Benefits(3)	31,638	—	42,183
Total	3,848,892	575,000	5,541,271

Anthony Folger
Cash Severance	400,000	—	500,000
Pro Rata Bonus	260,000	260,000	325,000
Stock Options	267,332	—	267,232
Restricted Stock Units	439,538	—	439,538
Benefits(3)	36,027	—	45,034
Total	1,402,897	260,000	1,576,804

Stephen Faberman
Cash Severance	375,000	—	468,750
Pro Rata Bonus	187,500	187,500	234,375
Stock Options	95,479	—	197,961
Restricted Stock Units	1,581,263	—	3,123,378
Benefits(3)	750	—	937
Total	2,239,992	187,500	4,025,401

Loren Jarrett
Cash Severance	370,000	—	462,500
Pro Rata Bonus	222,000	222,000	277,500
Stock Options	95,479	—	95,479
Restricted Stock Units	211,727	—	211,727
Benefits(3)	35,731	—	44,664
Total	934,937	222,000	1,091,870
(1)
The amounts shown in the first column, with respect to stock options and RSUs, represent the value of certain unvested options and RSUs becoming fully vested and are calculated using the exercise price for each unvested stock option and the closing price of our common stock on November 30, 2021 (the last trading day of our fiscal 2021), which was $48.45. In the event of an involuntary termination, all unvested PSUs awarded to an individual under our Long-Term Incentive Plans are cancelled.

(2)
In the event of a change in control, there is no accelerated vesting of options or RSUs provided that the acquirer assumes all outstanding stock options and RSUs of the individual. These tables have been prepared under that assumption. However, if the acquirer does not assume all outstanding stock options and RSUs of the individual, (i) in the case of Mr. Gupta, there is limited (12 month) accelerated vesting of stock options and RSUs in the event of a change of control, which values, based on the closing price of our common stock on November 30, 2021, are $1,161,976 and $509,397, respectively, (ii) in the case of Messrs. Folger and Ms. Jarrett, there is limited (12 month) accelerated vesting of stock options and RSUs, and the values of stock options and RSUs indicated in the first column would apply upon a change of control, and (iii) in the case of Mr. Faberman, all of his unvested stock options and RSUs would vest upon a change of control, which values, based upon the closing price of our common stock on November 30, 2021 are $3,123,378 and $197,961, respectively. The amounts referenced in the foregoing sentence have been calculated using the exercise price for each unvested stock option and the closing price of our common stock on November 30, 2021, which was $48.45. Under the terms of the LTIP, in the event of a change in control, grantees are entitled to accelerated

2022 Proxy Statement 89

determination of PSUs earned under outstanding LTIP awards, unless the acquirer assumes such LTIP awards. Upon the change in control, our Compensation Committee will determine the number of PSUs that are eligible to be earned based on the actual attainment of the relevant metrics as of the change in control. Those PSUs determined to be earned will not become fully vested until the conclusion of the original three-year performance period, subject to the continued employment of the grantee through such date. Additionally, under the terms of the LTIP, in the event of an involuntary termination following a change in control, grantees are entitled to accelerated payout of PSUs determined to be earned under outstanding LTIP awards as of the change in control. For purposes of computing amounts attributable to accelerated vesting, the second and third columns exclude all unvested PSUs awarded under our LTIP as those amounts are undeterminable.
(3)	Represents the estimated value of continuing benefits (medical, dental, and vision) for:
a)	18 months in the case of an involuntary termination of Mr. Gupta’s employment, 24 months in the case of an involuntary termination in connection with a change in control;
b)	12 months in the case of an involuntary termination of employment of Messrs. Folger, and Faberman and Ms. Jarrett, other than in connection with a change in control; and
c)	15 months, in the case of an involuntary termination in connection with a change in control with respect to Messrs. Folger, and Faberman and Ms. Jarrett.
CEO Pay Ratio
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2021 annual total compensation of our CEO Mr. Gupta is $6,019,029, the 2021 annual total compensation of our median compensated employee is $81,284, and the ratio of these amounts is 74 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
For purposes of identifying our median compensated employee, we used our global employee population as of November 1, 2021, identified based on our human resources system of record. We utilized total direct compensation as our consistently applied compensation measure. In this context, total direct compensation means the applicable annual fixed pay determined as of November 1, 2021, the annual incentive cash target amount or commission target amount payable for service in 2021, and the approved value of the annual equity awards granted during 2021. To identify our median compensated employee, we then calculated the total direct compensation for our global employee population, converted other currencies to US dollars and ordered the employees based on their total direct compensation.
To compute the pay ratio, we then calculated both the CEO and median employee’s annual total compensation pursuant to the proxy disclosure rules and compared the annual total compensation of the CEO to that of the median employee.
90 PROGRESS SOFTWARE CORPORATION

INFORMATION ABOUT PROGRESS SOFTWARE COMMON STOCK OWNERSHIP

The following table sets forth certain information regarding beneficial ownership as of March 16, 2022:
•	by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	by each of our directors and nominees for the Board of Directors;
•	by each of our named executive officers; and
•	by all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 16, 2022 through the exercise of any stock option, warrants or other rights.
The percentage of shares beneficially owned is based on 43,766,260 shares of our common stock outstanding as of March 16, 2022. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days of March 16, 2022, restricted stock units that vest within 60 days of March 16, 2022 and fully vested deferred stock units or deferred stock units that vest within 60 days of March 16, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Beneficially Owned
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	8,136,361	18.6%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	4,861,203	11.11%
Paul T. Dacier(4)	35,446	*
John R. Egan(5)	53,024	*
Stephen Faberman(6)	185,662	*
Anthony Folger(7)	48,382	*
Rainer Gawlick(8)	36,446	*
Yogesh Gupta(9)	437,974	1.0%
Loren Jarrett(10)	90,490	*
Charles F. Kane(11)	88,208	*
2022 Proxy Statement 91

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Beneficially Owned
Samskriti King(12)	26,548	*
David A. Krall(13)	97,739	*
Gary Quinn(14)	47,939	*
Angela Tucci(15)	26,548	*
Vivian Vitale(16)	13,141	*
All executive officers and directors as a group (20 persons)(17)	1,386,978	3.2%
*	Less than 1%
(1)
All persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the other information contained in the footnotes to this table. Unless otherwise noted, the address of such person is c/o Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730.

(2)
Derived from Schedule 13G filed on January 27, 2022. The Schedule 13G reported that BlackRock, Inc. (“BlackRock”), a parent holding company through certain of its subsidiaries, beneficially owned 8,136,361 shares of our common stock, with sole voting power over 7,863,874 shares, and sole dispositive power over 8,136,361 shares. The Schedule 13G indicates that more than 5% of our outstanding common stock is being held by the reporting person on behalf of Blackrock Fund Advisors. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(3)
Derived from Schedule 13G/A filed on February 10, 2022. The Schedule 13G/A reported that The Vanguard Group, Inc. (“Vanguard”), an investment adviser, beneficially owned 4,861,203 shares of our common stock, with shared voting power over 82,915 shares, sole dispositive power over 4,739,462 shares and shared dispositive power over 121,741 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Includes 30,294 fully vested deferred stock units and 5,152 deferred stock units that will vest within 60 days of March 16, 2022.
(5)	Includes 48,196 fully vested deferred stock units and 4,828 deferred stock units that will vest within 60 days of March 16, 2022.
(6)
Includes 54,236 shares issuable upon the exercise of outstanding options that are exercisable as of March 16, 2022; 7,875 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 16, 2022 and 21,534 restricted stock units that will vest within 60 days of March 16, 2022.

(7)
Includes 23,494 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 16, 2022, 10,894 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 16, 2022 and 4,536 restricted stock units that will vest within 60 days of March 16, 2022.

(8)	Includes 31,294 fully vested deferred stock units and 5,152 deferred stock units that will vest within 60 days of March 16, 2022.
(9)
Includes 312,171 shares issuable upon the exercise of outstanding options that are exercisable as of March 16, 2022; 42,418 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 16, 2022 and 14,619 restricted stock units that will vest within 60 days of March 16, 2022.

(10)
Includes 54,236 shares issuable upon the exercise of outstanding options that are exercisable as of March 16, 2022; 7,875 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 16, 2022 and 2,689 restricted stock units that will vest within 60 days of March 16, 2022.

(11)	Includes 83,380 fully vested deferred stock units and 4,828 deferred stock units that will vest within 60 days of March 16, 2022.
(12)	Includes 21,450 fully vested deferred stock units and 5,098 deferred stock units that will vest within 60 days of March 16, 2022.
(13)	Includes 92,911 fully vested deferred stock units and 4,828 deferred stock units that will vest within 60 days of March 16, 2022.
(14)
Includes 19,702 shares issuable upon the exercise of outstanding options that are exercisable as of March 16, 2022; 8,380 shares issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of March 16, 2022; 2,912 restricted stock units that will vest within 60 days of March 16, 2022.

(15)	Includes 21,450 fully vested deferred stock units and 5,098 deferred stock units that will vest within 60 days of March 16, 2022.
(16)	Includes 8,313 fully vested deferred stock units and 4,828 deferred stock units that will vest within 60 days of March 16, 2022.
(17)
Includes 568,810 shares issuable upon the exercise of outstanding options that are exercisable as of March 16, 2022; 106,041 shares issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of March 16, 2022; 58,011 restricted stock units that will vest within 60 days of March 16, 2022; 210,149 fully vested deferred stock units and 39,812 deferred stock units that will vest within 60 days of March 16, 2022.

92 PROGRESS SOFTWARE CORPORATION

Information related to securities authorized for issuance under equity compensation plans as of November 30, 2021 is as follows (in thousands, except per-share data):
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by stockholders(1)	2,193 (2)	$39.74	7,222(3)
Equity compensation plans not approved by stockholders (4)	700	$42.43	574
Total	2,893	$40.67	7,796
(1)
Consists of the 1992 Incentive and Nonqualified Stock Option Plan, 1994 Stock Incentive Plan, 1997 Stock Incentive Plan, 2008 Stock Option and Incentive Plan, and 1991 Employee Stock Purchase Plan (ESPP).

(2)
Includes 874,000 restricted stock units under our 2008 Plan. Does not include purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)	Includes 687,000 shares available for future issuance under the ESPP.
(4)	Consists of the 2002 Nonqualified Stock Plan and the 2004 Inducement Plan described below.
We have adopted two equity compensation plans, the 2002 Nonqualified Stock Plan and the 2004 Inducement Stock Plan, for which the approval of stockholders was not required. We intend that the issuance of awards under the 2004 Inducement Stock Plan be reserved for persons to whom we may issue securities as an inducement to become employed by us pursuant to the rules and regulations of Nasdaq. An executive officer would be eligible to receive an award under the 2004 Inducement Stock Plan only as an inducement to join us. Executive officers and members of the Board of Directors are not eligible for awards under the 2002 Nonqualified Stock Plan. Awards under the 2002 Nonqualified Stock Plan and the 2004 Inducement Stock Plan may include nonqualified stock options, grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. A total of 11,250,000 shares are issuable under the two plans, of which 573,863 shares are available for future issuance.
OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed as proxies for the meeting intend to vote the shares represented by that proxy in accordance with their best judgment on such matters.
PROPOSALS OF STOCKHOLDERS FOR 2023 ANNUAL MEETING
Proposals of stockholders intended to be presented at the 2023 Annual Meeting must, in order to be included in our proxy statement and the form of proxy for the 2023 Annual Meeting, be received at our principal executive offices by December 14, 2022.
Under our bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, our Board of Directors) at the 2023 Annual Meeting, must give written notice of that proposal (including certain information about any nominee or matter proposed and the proposing stockholder) to our Secretary not later than the close of business on the 90th day (February 11, 2023) nor earlier than the close of business on the 120th day (January 12, 2023) prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the 2023 Annual Meeting is advanced by more
2022 Proxy Statement 93

than 30 days before or delayed by more than 30 days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.
EXPENSES OF SOLICITATION
We will bear the cost of solicitation of proxies. In addition to soliciting stockholders by mail, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Our directors, officers and regular employees may, without additional compensation, solicit stockholders in person or by mail, telephone, facsimile, or otherwise following the original solicitation. We may engage a proxy solicitation firm in connection with the Annual Meeting, in which case, the fees and expenses associated with any such proxy solicitation firm will be paid by us.
AVAILABLE INFORMATION
Stockholders of record on March 16, 2022 will receive with this proxy statement a copy of our Annual Report containing detailed financial information concerning our company. Our Annual Report is also available online from the SEC’s EDGAR database at the following address: https://www.sec.gov/cgi-bin/srch-edgar?progress+software.
We will furnish our Annual Report, including the financial statements, free of charge upon written request. The exhibits to the Annual Report not included in the proxy materials are available electronically at www.sec.gov. Written requests should be directed to the following address: Progress Software Corporation, 14 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Stephen H. Faberman, Secretary.
Our Annual Report (including exhibits thereto) is also available on our website at www.progress.com
PROGRESS SOFTWARE CORPORATION

2022 Annual Meeting of Stockholders

Progress Software Corporation

 14 Oak Park Drive

Bedford, MA 01730
94 PROGRESS SOFTWARE CORPORATION

APPENDIX A: RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES

(Unaudited)
(Unaudited)
	Fiscal Year Ended				% Change Non-GAAP
(In thousands, except per share data)	November 30, 2021		November 30, 2020
Adjusted revenue:
GAAP revenue	$531,313		$442,150
Acquisition-related revenue(1)	25,991		14,062
Non-GAAP revenue	$557,304	100%	$456,212	100%	22%
Adjusted income from operations:
GAAP income from operations	$116,102	22%	$107,728	24%
Amortization of acquired intangibles	46,932	8%	27,946	6%
Stock-based compensation	29,724	5%	23,482	5%
Restructuring expenses and other	6,308	1%	5,906	1%
Acquisition-related revenue(1) and expenses	30,093	5%	17,699	4%
Non-GAAP income from operations	$229,159	41%	$182,761	40%	25%
Adjusted net income:
GAAP net income	$78,420	15%	$79,722	18%
Amortization of acquired intangibles	46,932	8%	27,946	6%
Stock-based compensation	29,724	6%	23,482	5%
Restructuring expenses and other	6,308	1%	5,906	1%
Acquisition-related revenue(1) and expenses	30,093	5%	17,699	4%
Amortization of discount on Notes	7,209	1%	—	— %
Provision for income taxes	(25,800)	(5)%	(14,673)	(3)%
Non-GAAP net income	$172,886	31%	$140,082	31%	23%
2022 Proxy Statement A-1

	Fiscal Year Ended		% Change Non-GAAP
(In thousands, except per share data)	November 30, 2021	November 30, 2020
Adjusted diluted earnings per share:
GAAP diluted earnings per share	$1.76	$1.76
Amortization of acquired intangibles	1.05	0.62
Stock-based compensation	0.67	0.51
Restructuring expenses and other	0.14	0.13
Acquisition-related revenue(1) and expenses	0.67	0.39
Amortization of discount on Notes	0.16	—
Provision for income taxes	(0.58)	(0.32)
Non-GAAP diluted earnings per share	$3.87	$3.09	25%
Non-GAAP weighted avg shares outstanding - diluted	44,620	45,321	(2) %
(1)
Acquisition-related revenue consists of revenue reflected as deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

Adjusted Free Cash Flow
(In thousands)	FY 2021	FY 2020	% Change
Cash flows from operations	178,530	144,847	23%
Purchases of property and equipment	(4,654)	(6,517)	(29)%
Free cash flow	173,876	138,330	26%
Add back: restructuring payments	5,519	4,123	34%
Adjusted free cash flow	179,395	142,453	26%
A-2 PROGRESS SOFTWARE CORPORATION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 11, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRGS2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 11, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Paul T. Dacier
02) John R. Egan
03) Rainer Gawlick
04) Yogesh Gupta
05) Charles F. Kane
06) Samskriti Y. King
07) David A. Krall
08) Angela T. Tucci
09) Vivian Vitale

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of Progress Software Corporation's named executive officers.	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000563752_1 R1.0.0.24

PROGRESS SOFTWARE CORPORATION
2022 ANNUAL MEETING OF STOCKHOLDERS
May 12, 2022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Yogesh Gupta, Anthony Folger and Stephen H. Faberman, or any of them acting singly, as proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the company to be held virtually at www.virtualshareholdermeeting.com/PRGS2022 on May 12, 2022, at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 13, 2022, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.

0000563752_2 R1.0.0.24

Continued and to be signed on reverse side